SECTION 13 DEPOSITARY INTERESTS IN CHESS

13.1 APPLICATION OF CDI RULES 7

13.1.1 Effect of Rules 13.1 to 13.13 7

13.2 PREREQUISITES FOR SETTLEMENT OF INSTRUCTIONS IN PRINCIPAL FINANCIAL PRODUCTS 7

13.2.1 Approval of person as Principal Issuer 7
13.2.2 Appointment of Depositary Nominee and issue of CDIs 8
13.2.3 Vesting arrangements for Principal Financial Products 8
13.2.4 Effective date of approval – CDIs as Approved Financial Products 9
13.2.5 CDIs as Approved Financial Products – transitional provision 9

13.3 TRANSMUTATION AND ALTERATIONS OF PRINCIPAL FINANCIAL PRODUCTS 9

13.3.1 Transmutation of Principal Financial Products to CDIs at Election of Holder 9
13.3.2 Transmutation of Principal Financial Products to CDIs for Settlement Purposes 9
13.3.3 Participant may initiate a Transmutation on behalf of a person 10

13.4 CONSEQUENCES OF VESTING TITLE IN DEPOSITARY NOMINEE 10

13.4.1 Trust for Holders of CDIs 10
13.4.2 Identification of CDI Holders 10
13.4.3 Immobilisation of Principal Financial Products 10

13.5 REGISTERS AND PROCESSING OF TRANSFERS AND TRANSMUTATIONS 11

13.5.1 Issuer to establish and maintain Principal Register and CDI Register 11
13.5.2 Reconciliation of Registers 11
13.5.3 Right of Inspection of Principal Register and CDI Register 12
13.5.4 Issuer Sponsored Subregisters and CHESS Subregisters for CDIs 12
13.5.5 Third Party Provider as Agent – [Deleted] 12
13.5.6 Agents of Principal Issuer 12
13.5.7 Depositary Nominee obliged to ensure information is provided to Principal Issuer 12
13.5.8 Power of Attorney 13
13.5.9 Delegation by Principal Issuer under Power of Attorney 13
13.5.10 Indemnity 13
13.5.11 ASX Settlement holds benefit of warranties for Depositary Nominee 14
13.5.12 Principal Issuer and Depositary Nominee not to interfere in Transfer and Transmutation 14
13.5.13 No Notice of Unregistered Interests 14

13.5A TERMINATION OF CDI HOLDING BY THE DEPOSITARY NOMINEE 14

13.5A.1 Termination of trust over Principal Financial Products 14
13.5A.2 Distribution of Principal Financial Products and power of sale 15
13.5A.3 Exercise of power of sale 15
13A.5A.4 Limitation of liability 16
13.5A.5 Appointment of custodian or agent 16

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13.6	**CORPORATE ACTIONS IN RELATION TO PRINCIPAL FINANCIAL PRODUCTS OTHER THAN GOVERNMENT BONDS**	**17**
13.6.1	Application of Rules	17
13.6.2	Distribution of Dividends to Holders of CDIs	18
13.6.3	Direction and Acknowledgment by Depositary Nominee	18
13.6.4	Discharge of Principal Issuer's obligation to pay dividend to Depositary Nominee	18
13.6.5	Payment by Depositary Interest Issuer	18
13.6.6	Payment Obligations	18
13.6.7	Corporate Actions	18
13.6.8	Dividend Reinvestment and Bonus Share Plans	21
13.6.9	Exercise of Holder rights	21
13.6.10	Fractional Entitlements	22
13.6.10A	Disposal of surplus Principal Financial Products	24
13.6.11	General Direction and Acknowledgment by Depositary Nominee	24
13.6.12	Transmutations of Financial Products and associated Entitlements	25
13.6.13	Divestment of small Holdings	25
13.6.14	Depositary Nominee may consent to sale or divestment	25
13.6.15	Principal Issuer must distribute proceeds	25
13.6.16	Indemnity by Principal Issuer	26
13.6A	**ENTITLEMENTS IN RELATION TO GOVERNMENT BONDS**	**26**
13.6A.1	Application of Rules	26
13.6A.2	Direction by Depositary Nominee	26
13.6A.3	Payment of Entitlements to Holders of Government Bond CDIs.	26
13.6A.4	Discharge of Principal Issuer's obligation to pay to Depositary Nominee	26
13.6A.5	Liability of Depositary Nominee	26
13.6B	**DISCLOSURE**	**27**
13.6B.1	No disclosure obligation	27
13.7	**TAKEOVERS**	**27**
13.7.1	Depositary Nominee to accept only if authorised by Holders of CDIs	27
13.7.2	Acceptance with respect to Holders of CDIs on CHESS Subregister	27
13.7.3	Acceptance with respect to Holders of CDIs on Issuer-Sponsored Subregister	28
13.7.4	Processing of acceptances from Holders of CDIs	28
13.7.5	Liability of Depositary Nominee	28
13.8	**VOTING ARRANGEMENTS**	**29**
13.8.1	Interpretation	29
13.8.2	Principal Issuer to notify Holders of CDIs	29
13.8.3	Holders of CDIs may give Directions to Depositary Nominee	30
13.8.4	Proxies to indicate results of resolution	30
13.8.5	Determining the number of Financial Products for each proxy	30
13.8.6	Depositary Nominee appointing a single proxy	30
13.8.7	Voting instructions by Depositary Nominee	31
13.8.8	Depositary Nominee to appoint Holders of CDIs as proxy	31
13.8.9	Principal Issuer must notify Holders of CDIs of their Rights	31
13.8.10	Depositary Nominee to call for a poll	31
13.8.11	Meetings of Holders of CDIs	32

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13.8.12	Liability of Depositary Nominees	32
13.9	**SPECIFIC MODIFICATIONS TO RULES**	**33**
13.9.1	Modifications	33
13.9.2	CDI to Principal Financial Product Transmutation	33
13.9.3	Actions of ASX Settlement	34
13.9.4	Principal Issuer to generate Trustee Transfer Forms	34
13.9.5	Time at which Transfer takes effect	34
13.9.6	Authority of Holder of CDI required	34
13.9.7	Principal Financial Product to CDI Transmutation	34
13.9.8	ASX Settlement to request Principal Issuer to authorise the Transmutation	35
13.9.9	Principal Issuer to process the Transfer	35
13.9.10	ASX Settlement to enter Financial Products into Target Holding	35
13.9.11	Conditions for Issuer's authorisation of a Transfer not met	35
13.9.12	Time at which Transfer takes effect	36
13.9.13	ASX Settlement may purge unactioned Messages	36
13.10	**SHUNTING BETWEEN REGISTERS**	**36**
13.10.1	Shunt from DI Register to Principal Register	36
13.10.2	Shunt from Principal Register to DI Register	36
13.11	**TAX LAWS**	**37**
13.11.1	Principal Issuer to company with Tax laws	37
13.12	**NOTICE**	**37**
13.12.1	Notice to Holders of CDI's	37
13.13	**GENERAL INDEMNITY**	**37**
13.13.1	Principal Issuer to indemnify the Depositary Nominee	37
13.14	**APPLICATION AND SCOPE OF FDI RULES**	**38**
13.14.1	Effect of Rules 13.14 to 13.29	38
13.15	**PREREQUISITES FOR SETTLEMENT OF INSTRUCTIONS IN PARTICIPATING INTERNATIONAL FINANCIAL PRODUCTS**	**38**
13.15.1	Declaration of Participating International Financial Products	38
13.15.2	FDIs as Approved Financial Products	38
13.15.3	Effective date of approval of FDIs	39
13.15.4	FDIs as Approved Financial Products – transitional provision	39
13.16	**VESTING OF TITLE OR OTHER INTERESTS IN THE DEPOSITARY NOMINEE**	**39**
13.16.1	Vesting arrangements	39
13.16.2	Recording FDIs on the FDI Register	39
13.16.3	Transfers of Participating International Financial Products	40
13.16.4	Receipt of non Participating International Financial Products	40
13.16.5	Disposal of non Participating International Financial Products	40
13.17	**TRANSMUTATION**	**40**
13.17.1	Transmutation of Participating International Financial Products to FDIs	40

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13.17.2 Actions of Depositary Nominee 41
13.17.3 Transmutation of FDIs to Participating International Financial Products 41
13.17.4 Actions of Depositary Nominee 41
13.17.5 Participant may initiate a Transmutation on behalf of a person 41
13.17.6 Transmutation by Depositary Nominee 42

13.18 CONSEQUENCES OF VESTING TITLE IN THE DEPOSITARY NOMINEE 42

13.18.1 Trust for Holders of FDIs 42
13.18.2 Identification of Holders of FDIs 42
13.18.3 Immobilisation of Participating International Financial Products 43
13.18.4 Approved Clearing House Security Interests 43

13.19 REGISTERS AND PROCESSING OF TRANSMUTATIONS AND TRANSFERS 44

13.19.1 FDIs not transferable 44
13.19.2 Transfers of FDIs only recognised and registered for recording interests under these Rules 44
13.19.3 No right to deal with the Issuer of Participating International Financial Products 44
13.19.4 FDI Register 44
13.19.5 FDI Register must reconcile to Participating International Financial Products 45
13.19.6 Right of inspection of FDI Register 45
13.19.7 Third Party Provider as Agent 45
13.19.8 Delegation of Powers 45
13.19.9 Indemnity 45
13.19.10 Depositary Nominee not to interfere in Transmutation 46
13.19.11 No Notice of interests by persons that are not Holders of FDIs 46
13.19.12 Dealings with Holders of FDIs 46

13.19A TERMINATION OF FDI HOLDING BY THE DEPOSITARY NOMINEE 46

13.19A.1 Termination of trust over Participating International Financial Products 46
13.19A.2 Distribution of Participating International Financial Products and power of sale 47
13.19A.3 Exercise of power of sale 48
13.19A.4 Limitation of liability 48
13.19A.5 Appointment of custodian or agent 49

13.20 CORPORATE ACTIONS 50

13.20.1 Application of Rules 50
13.20.2 Entitlement Date 50
13.20.3 Distribution of dividends or other distributions to Holders of FDIs 50
13.20.4 Direction by Depositary Nominee 50
13.20.5 Payment Obligations 51
13.20.6 Non-elective Corporate Actions 51
13.20.7 Elective Corporate Actions 51
13.20.8 Dividend reinvestment plans or bonus share plans 52
13.20.9 Exercise of Rights of Holders of FDIs 52
13.20.10 Fractional entitlements 52
13.20.11 Actions by Depositary Nominee in arranging for sale of Participating International Financial Products 53
13.20.12 Discharge of Depositary Nominee's obligations 53
13.20.13 Processing of Corporate Actions 53
13.20.14 Adjustments to outstanding Instructions 53

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13.21 TAKEOVERS 54

13.21.1 No obligation on the Depositary Nominee 54
13.21.2 Acceptance on behalf of Holders of FDIs 54
13.21.3 Liability of Depositary Nominee 54
13.21.4 Compulsory acquisition of Participating International Financial Products 55

13.22 VOTING ARRANGEMENTS 55

13.22.1 Depositary Nominee not obliged to notify Holders of FDIs 55
13.22.2 Depositary Nominee not obliged to vote on behalf of Holders of FDIs 55
13.22.3 Procedure for exercising voting entitlements 55
13.22.4 Depositary Nominee to notify Holders of FDIs of meeting 56
13.22.5 Holders of FDIs may give Directions to Depositary Nominee 56
13.22.6 Proxies to indicate results of resolution 56
13.22.7 Determining the number of Participating International Financial Products for each proxy 56
13.22.8 Depositary Nominee appointing a single proxy 56
13.22.9 Voting instructions by Depositary Nominee 57
13.22.10 Depositary Nominee must notify Holders of FDIs of their rights 57
13.22.11 Depositary Nominee may call for a poll 57
13.22.12 Meetings of Holders of FDIs 57
13.22.13 Liability of Depositary Nominee 58

13.23 DEPOSITARY NOMINEE DEALING IN PARTICIPATING INTERNATIONAL FINANCIAL PRODUCTS 58

13.23.1 Right of Depositary Nominee to deal in Participating International Financial Products 58
13.23.2 Depositary Nominee to acquire Participating International Financial Products 58
13.23.3 Depositary Nominee not to hold Participating International Financial Products beneficially 58

13.24 SUSPENSION OF TRANSMUTATION AND RECORDING OF FDIs 59

13.24.1 Depositary Nominee may give a suspension notice 59
13.24.2 Certain obligations of Depositary Nominee cease to apply 59
13.24.3 Dealing with Participating International Financial Products during a suspension period 59

13.25 TAX LAWS 59

13.25.1 Depositary Nominee to company with Tax laws 59

13.26 NOTICE 60

13.26.1 Notice to Holders of FDI's 60

13.27 GENERAL INDEMNITY 60

13.27.1 Holder of FDI to indemnify Depositary Nominee 60
13.27.2 Set-off, deduction or withholding of moneys by Depositary Nominee 60

13.28 ASX SETTLEMENT APPROVAL REQUIRED FOR RTGS SETTLEMENT 61

13.28.1 FDI's not eligible for RTGS 61

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13.29 13.29.1 13.29.2 CHANGE IN CONTROLLING PARTICIPANT.................................................................................61 Participants not party to ASX World Link Agreement ............................................. 61 Terms and Conditions for FDI Controlling Participants........................................... 61 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 6

SECTION 13 DEPOSITARY INTERESTS IN CHESS 13.1 APPLICATION OF CDI RULES 13.1.1 Effect of Rules 13.1 to 13.13 Rules 13.1 to 13.13 only apply to, and have effect in relation to, CDIs issued in respect of a class of Principal Financial Products. The Rules, to the extent that they are not inconsistent with Rules 13.1 to 13.13, have full force and effect in relation to CDIs other than as specifically modified by the provisions of these Rules 13.1 to 13.13. Introduced 11/03/04 Origin SCH 3A.1.1, 3A.1.2 Amended 06/06/05 13.2 PREREQUISITES FOR SETTLEMENT OF INSTRUCTIONS IN PRINCIPAL FINANCIAL PRODUCTS 13.2.1 Approval of person as Principal Issuer A person who has applied for: (a) a class of Principal Financial Products; or (b) CDIs issued over a class of Principal Financial Products, to be quoted on the market of an Approved Listing Market Operator may apply to ASX Settlement in the form prescribed in the Procedures to: (c) act as Principal Issuer in relation to CDIs issued or to be issued in respect of those Principal Financial Products; and (d) to have those CDIs approved. Introduced 11/03/04 Origin SCH 3A.2.1 Amended 10/06/04, 06/06/05, 27/06/11 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 7 This Section 13 sets out the Rules governing CHESS Depositary Interests and Foreign Depositary Interests and modifies the operation of the Rules in a number of respects. CHESS Depositary Interests are units of beneficial ownership in a Principal Financial Product, registered in the name of a Depositary Nominee. They include CUFS, DIs and Government Bond Depositary Interests. Foreign Depositary Interests comprise a beneficial interest in a Participating International Financial Product held by a Depositary Nominee.

13.2.2 Appointment of Depositary Nominee and issue of CDIs If ASX Settlement determines to accept an application under rule 13.2.1, the Principal Issuer must: (a) appoint a Depositary Nominee for the purpose of complying with these Rules; (b) give Notice to ASX Settlement of: (i) the identity of the Depositary Nominee appointed by the Principal Issuer; and (ii) the Transmutation Ratio for the Principal Financial Products; (c) make arrangements satisfactory to ASX Settlement to enable the Principal Issuer to comply with the requirements of Rules 13.4.3 and 13.5; and (d) make arrangements satisfactory to ASX Settlement to issue CDIs or make them available in respect of that class of Principal Financial Products to each person who has: (i) an entitlement to those CDIs or Principal Financial Products; and (ii) where applicable, not elected to take a document of Title to those Principal Financial Products. Introduced 11/03/04 Origin SCH 3A.2.2 Amended 06/06/05, 21/05/13 13.2.3 Vesting arrangements for Principal Financial Products If Rule 13.2.2 applies, the Principal Issuer must, either not later than End of Day on the Issue Date for the new Principal Financial Products, or such other time as ASX Settlement requires: (a) cause the Title to any Principal Financial Products that are to be held in the form of CDIs to be vested in the Depositary Nominee nominated by the Principal Issuer under Rule 13.2.2, in a manner recognised by Australian law and all applicable foreign laws; (b) immediately give Notice to ASX Settlement that Title to the Principal Financial Products has vested in the Depositary Nominee; and (c) record: (i) the CDIs corresponding to the Principal Financial Products on the CHESS Subregister or the Issuer Sponsored Subregister, as the case requires; and (ii) the information required to be recorded under these Rules in such manner as to identify each Holder of the CDIs, whether on the CHESS Subregister or the Issuer Sponsored Subregister. Introduced 11/03/04 Origin SCH 3A.2.3 Amended 06/06/05, 04/03/13 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 8

13.2.4 Effective date of approval – CDIs as Approved Financial Products Where ASX Settlement determines to accept an application made under Rule 13.2.1, the Commencement Date for CDIs issued in respect of the class of Principal Financial Products will be the date that ASX Settlement notifies the Principal Issuer that those CDIs are Approved Financial Products, or such other date determined by ASX Settlement. Introduced 06/06/05 13.2.5 CDIs as Approved Financial Products – transitional provision From the date on which this rule 13.2.5 comes into effect, all CDIs issued by a Principal Issuer over a class of previously approved Principal Financial Products will be taken to be Approved Financial Products. Introduced 06/06/05 13.3 TRANSMUTATION AND ALTERATIONS OF PRINCIPAL FINANCIAL PRODUCTS 13.3.1 Transmutation of Principal Financial Products to CDIs at Election of Holder If a Holder of Financial Products that forms part of a class of Principal Financial Products in respect of which CDIs have been approved gives Notice to the Principal Issuer, at any time after the date of quotation of the Principal Financial Products, requesting the Transmutation of a quantity of those Principal Financial Products to CDIs, the Principal Issuer must, provided the Notice is accompanied by any corresponding documents of Title: (a) as soon as possible, cause Title to the quantity of Principal Financial Products specified in the Notice to be vested in the Depositary Nominee for those Principal Financial Products; (b) record: (i) the CDIs corresponding to the Principal Financial Products on the CDI Register; and (ii) the information required to be recorded under these Rules in such manner as to identify each Holder of the CDIs, on the CDI Register; and (c) give Notice to the Holder that the Transmutation has been effected. This rule 13.3 applies to Principal Financial Products that are Government Bonds only in the circumstances specified in the Procedures. Introduced 11/03/04 Origin SCH 3A.3.1 Amended 06/06/05, 21/05/13 13.3.2 Transmutation of Principal Financial Products to CDIs for Settlement Purposes Each Participant that is obliged to deliver a quantity of Principal Financial Products to another Participant must, unless otherwise agreed with that Participant, do so by ASX Settlement Operating Rules 5 December 2019 Section 13 Page 9

initiating a Message to Transfer the corresponding quantity of CDIs in respect of those Principal Financial Products. A Participant must not deliver a paper-based transfer of Principal Financial Products to another Participant unless otherwise agreed with that other Participant. Introduced 11/03/04 Origin SCH 3A.3.2, 3A.3.3 13.3.3 Participant may initiate a Transmutation on behalf of a person A Participant that is authorised by a person to do so, may Transmute Principal Financial Products to CDIs or CDIs to Principal Financial Products on behalf of the person in any circumstance where Transmutation by that person is permitted under these Rules. Introduced 11/03/04 Origin SCH 3A.3.4 13.4 CONSEQUENCES OF VESTING TITLE IN DEPOSITARY NOMINEE 13.4.1 Trust for Holders of CDIs When Title to Principal Financial Products is vested in a Depositary Nominee under these Rules, all right, title and interest in those Principal Financial Products is held by the Depositary Nominee subject to the right of any person identified, in accordance with these Rules, as a Holder of CDIs in respect of those Principal Financial Products to receive all direct economic benefits and any other entitlements in relation to those Principal Financial Products. Introduced 11/03/04 Origin SCH 3A.4.1 Amended 17/03/08 13.4.2 Identification of CDI Holders For the purposes of Rule 13.4.1, a person is (subject to any subsequent disposition) entitled to all direct economic benefits and any other entitlements in relation to Principal Financial Products vested in a Depositary Nominee under these Rules if: (a) in accordance with Rule 13.2.3, the Principal Issuer has recorded the person in the CDI Register as the holder of CDIs for those Principal Financial Products; or (b) under Rule 13.3.1, the person is the former Holder of the Principal Financial Products to which the CDIs relate, or that person's nominee. Introduced 11/03/04 Origin SCH 3A.4.2 13.4.3 Immobilisation of Principal Financial Products A Depositary Nominee that holds Principal Financial Products under these Rules must: (a) (i) where a Certificate is issued as evidence of Title to those Financial Products, make arrangements satisfactory to ASX Settlement for any Certificate representing its holding of Principal Financial Products to be held by the Principal Issuer for safekeeping; or ASX Settlement Operating Rules 5 December 2019 Section 13 Page 10

(ii) where the Financial Products are held on account in an Approved Clearing House, ensure that a Segregated Account is maintained in respect of those Financial Products, which must constitute the Principal Register for the purposes of these Rules; (b) not dispose of any of those Principal Financial Products unless authorised by these Rules; and (c) not create any interest (including a security interest) which is inconsistent with the Title of the Depositary Nominee to the Principal Financial Products and the interests of the Holders of CDIs in respect of the Principal Financial Products unless authorised by these Rules. Introduced 11/03/04 Origin SCH 3A.4.3 13.5 REGISTERS AND PROCESSING OF TRANSFERS AND TRANSMUTATIONS 13.5.1 Issuer to establish and maintain Principal Register and CDI Register If CDIs in respect of a class of Principal Financial Products are approved, the Principal Issuer must establish and maintain: (a) Where the Principal Issuer is a company: (i) a Principal Register that properly records the interest of the Depositary Nominee in its Financial Products; and (ii) a CDI Register that contains all of the information that would otherwise be required to be kept under the Corporations Act if the Principal Issuer were an Australian listed public company and the CDI Register were a register of members of that company; or (b) Where the Principal Issuer is a Government Bond Issuer: (i) a Principal Register; and (ii) a CDI Register. Introduced 11/03/04 Origin SCH 3A.5.1, 3A.5.2 Amended 06/06/05, 21/05/13, 05/12/19 13.5.2 Reconciliation of Registers The Principal Issuer must ensure, at all times that: (a) the total number of CDIs on the CDI Register reconciles to the total number of Principal Financial Products registered in the name of the Depositary Nominee on the Principal Register, or as otherwise specified in the Procedures; and (b) where applicable, it has one or more Certificates registered in the name of the Depositary Nominee in its possession which represent the same number of Principal Financial Products as are registered in the name of the Depositary Nominee on the Principal Register. ASX Settlement Operating Rules 5 December 2019 Section 13 Page 11

Introduced 11/03/04 Origin SCH 3A.5.3 Amended 06/06/05, 21/05/13 13.5.3 Right of Inspection of CDI Register is required to be established and maintained by If a Principal Issuer is required to establish and maintain a CDI Register under Rule 13.5.1, the Principal Issuer must make its CDI Register available for inspection in Australia to the same extent and in the same manner as if that CDI Register were a register of members of an Australian listed public company. This Rule 13.5.3 does not apply in respect of a class of Principal Financial Products that are Government Bonds or Principal Financial Products issued by a DI Issuer to the extent that the Principal Register need not be available for inspection where that Principal Register is located in a foreign jurisdiction. Introduced 11/03/04 Origin SCH 3A.5.4A Amended 21/05/13, 05/12/19 13.5.4 Issuer Sponsored Subregisters and CHESS Subregisters for CDIs If CDIs in respect of a class of Principal Financial Products are approved, the Principal Issuer must establish and maintain: (a) an Issuer Sponsored Subregister; and (b) a CHESS Subregister, of CDIs in respect of the Principal Financial Products as if the CDIs were Financial Products of an Australian Issuer, issued wholly in uncertificated form. Introduced 11/03/04 Origin SCH 3A.5.5 Amended 06/06/05 13.5.5 Third Party Provider as Agent – [Deleted] Introduced 11/03/04 Origin SCH 3A.5.6 Deleted 06/06/05 13.5.6 Agents of Principal Issuer If a Principal Issuer employs or retains a Third Party Provider to establish and maintain a Principal Register or a CDI Register in respect of a class of its Principal Financial Products, then for the purposes of these Rules, the Third Party Provider is taken to perform those services as the agent of the Principal Issuer. Introduced 11/03/04 Origin SCH 3A.5.7 Amended 06/06/05 13.5.7 Depositary Nominee obliged to ensure information is provided to Principal Issuer Notwithstanding Rule 13.5.2, if a Depositary Nominee employs or retains a Third Party Provider to administer the Principal Register, which is not the same Third Party Provider as that retained by the Principal Issuer to establish and maintain a CDI Register under Rule 13.5.6, then the Depositary Nominee must ensure that its Third Party Provider provides such information to the Principal Issuer at such times as the Principal Issuer requires for performance of its obligations under Rules 13.1 to 13.13. Introduced 11/03/04 Origin SCH 3A.5.8 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 12

13.5.8 Power of Attorney The Depositary Nominee appoints the Principal Issuer to be the Depositary Nominee's attorney and in the name of the Depositary Nominee (or in the name of the Principal Issuer or its delegate) and on the Depositary Nominee's behalf: (a) to execute any transfer for the purposes of Rule 13.3; and (b) to do all things necessary or desirable to give full effect to the rights and obligations of the Depositary Nominee in Rules 13.1 to 13.13; and the Depositary Nominee undertakes to ratify and confirm anything done under this power of attorney by the Principal Issuer. Introduced 11/03/04 Origin SCH 3A.5.9 13.5.9 Delegation by Principal Issuer under Power of Attorney The Principal Issuer may in writing: (a) delegate its powers to any person for any period; (b) at its discretion, revoke any such delegation; and (c) exercise or concur in exercising any power despite the Principal Issuer or a delegate of the Principal Issuer having a direct or personal interest in the mode or result of the exercise of that power. Introduced 11/03/04 Origin SCH 3A.5.9A 13.5.10 Indemnity If a Principal Issuer or its Third Party Provider executes a transfer of Principal Financial Products on behalf of a Depositary Nominee as transferor or transferee, other than a Transfer which is supported by a Message initiated by a Participant under these Rules, the Principal Issuer warrants to ASX Settlement that it indemnifies: (a) the Depositary Nominee; (b) ASX Settlement; (c) the transferor or the beneficial owner of the Principal Financial Products, as the case requires; and (d) each Participant, against all losses, damages, costs and expenses that they or any of them may suffer or incur as a result of the transfer not being authorised by the transferor or by the beneficial owner of the Principal Financial Products. For the avoidance of doubt, Rule 13.5.10 does not apply to a Government Bond Issuer. Introduced 11/03/04 Origin SCH 3A.5.10 Amended 21/05/13 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 13

13.5.11 ASX Settlement holds benefit of warranties for Depositary Nominee ASX Settlement holds the benefit of any warranties and indemnities given to it by the Principal Issuer under Rules 13.1 to 13.13 in trust for the benefit of the Depositary Nominee. Introduced 11/03/04 Origin SCH 3A.5.10A 13.5.12 Principal Issuer and Depositary Nominee not to interfere in Transfer and Transmutation Unless otherwise permitted under these Rules or the Listing Rules, a Principal Issuer or a Depositary Nominee must not refuse or fail to register, or give effect to, or otherwise interfere with the processing and registration of: (a) a paper-based transfer of Principal Financial Products; (b) a Transfer of CDIs; (c) a Transmutation of Principal Financial Products to CDIs; (d) a Transmutation of CDIs to Principal Financial Products; (e) a shunt from a DI Register to a Principal Register; or (f) a shunt from a Principal Register to a DI Register. Introduced 11/03/04 Origin SCH 3A.5.11, 3A.5.12 Amended 06/06/05 13.5.13 No Notice of Unregistered Interests For the purposes of all relevant Australian and foreign laws, neither ASX Settlement nor any Depositary Nominee is affected by actual, implied or constructive notice of any interest in CDIs other than the Holdings on the CDI Register. A Depositary Nominee may deal with the registered Holder of CDIs as if, for all purposes, the Holder of CDIs is the absolute beneficial owner of the Principal Financial Products to which the CDIs relate, without any liability whatsoever to any other person who asserts an interest in the CDIs or in the Principal Financial Products to which the CDIs relate. Introduced 11/03/04 Origin SCH 3A.5.13, 3A.5.14 13.5A TERMINATION OF CDI HOLDING BY THE DEPOSITARY NOMINEE 13.5A.1 Termination of trust over Principal Financial Products If approval of CDIs in respect of a class of Principal Financial Products is revoked by ASX Settlement, the Depositary Nominee may, by resolution of its board of directors, revoke the trust under which it holds the Principal Financial Products on a date specified in the resolution. The Depositary Nominee must notify the affected Holders of CDIs of the revocation in accordance with the Procedures. From the date of revocation specified in the resolution: ASX Settlement Operating Rules 5 December 2019 Section 13 Page 14

(a) the Depositary Nominee holds the Principal Financial Products and any other relevant property on trust for distribution to each Holder of CDIs and otherwise on the same terms as far as practicable as it held the Principal Financial Products and other relevant property before such revocation of trust; (b) the Depositary Nominee may, in its absolute discretion, continue to hold on trust the Principal Financial Products and any other relevant property for any period determined by the Depositary Nominee instead of distributing that property to the Holder of CDIs and, in doing so, the Depositary Nominee will not be liable for any loss, cost, damage or expense suffered by the Holder of CDIs (except where such loss, cost, damage or expense is directly caused by the Depositary Nominee’s actual fraud or dishonesty); and (c) the Depositary Nominee may appoint a custodian or agent (including the Principal Issuer) for the purpose of holding Principal Financial Products and any other relevant property (including, without limitation, net proceeds referred to in Rule 13.5A.2(c)) or performing any of its duties relating to the distribution or holding of property or for any other purpose for which a trustee may appoint an agent. Introduced 17/03/08 13.5A.2 Distribution of Principal Financial Products and power of sale If a Depositary Nominee revokes the trust under which it holds a class of Principal Financial Products in accordance with Rule 13.5A.1: (a) the Depositary Nominee may, in its absolute discretion, notify the affected Holders of CDIs in accordance with the Procedures of a procedure by which the Principal Financial Products and any other relevant property will be distributed to Holders; (b) subject to any law or rule of any financial market where the Principal Financial Products are listed or quoted, the Principal Issuer must use all reasonable endeavours to assist the Depositary Nominee to distribute the Principal Financial Products and any other relevant property to Holders of CDIs in accordance with the procedure notified by the Depositary Nominee; and (c) if the Depositary Nominee, after taking any steps specified in the Procedures, has been unable to distribute the Principal Financial Products and any other relevant property to a Holder of CDIs, then the Depositary Nominee may sell the Principal Financial Products and any other relevant property and hold the net proceeds on trust for distribution to the Holder of CDIs and may, after any period specified by law for holding unclaimed moneys, remit those monies to a regulatory authority in accordance with relevant law. Introduced 17/03/08 13.5A.3 Exercise of power of sale In exercising the power of sale in Rule 13.5A.2, the Depositary Nominee may do any of the following: ASX Settlement Operating Rules 5 December 2019 Section 13 Page 15

(a) sell, dispose of, transfer or otherwise deal with the Principal Financial Products and any other relevant property to any person including without limitation to an associate of any of the Principal Issuer, the Holder of CDIs or the Depositary Nominee; (b) effect any sale by a single contract or in separate lots or parcels or in any other manner that the Depositary Nominee may in its absolute discretion think fit, with power to the Depositary Nominee to apportion the sale price and all costs, expenses, purchase money and fees between the Principal Financial Products so dealt with, provided the apportionment is fair and equitable; (c) subject to any contrary rule of law or equity, allow a purchaser of the Principal Financial Products any time for payment of the whole or any part of the purchase money either with interest at any rate or without interest and either upon the security of the property sold or any part or upon any other security or without any security and the conditions of sale may include such special conditions as the Depositary Nominee may in its absolute discretion think fit; (d) receive and retain the proceeds of any sale and issue receipts in respect of such proceeds; or (e) sign deeds of sale with respect to the sale of any Principal Financial Product and any other relevant property, and execute any other documents as may be required to transfer the rights of such Principal Financial Products or any other relevant property. Introduced 17/03/08 13A.5A.4 Limitation of liability If a Depositary Nominee exercises the power of sale in accordance with this Rule 13.5A, the exercise of that power does not involve on the part of the Depositary Nominee: (a) incurring any personal liability in connection with that exercise or its consequences unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default; and (b) any breach of duty or trust whatsoever, unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default. Introduced 17/03/08 13.5A.5 Appointment of custodian or agent If the Depositary Nominee appoints a custodian or agent in accordance with this Rule 13.5A, the following will apply to such appointment: (a) the Depositary Nominee may in its absolute discretion appoint one or more persons whom the Depositary Nominee determines to be properly qualified to act as the custodian or agent in respect of the Principal Financial Products and any other relevant property (including, without limitation, net proceeds referred to in Rule 13.5A.2(c)) (“Relevant Property”); ASX Settlement Operating Rules 5 December 2019 Section 13 Page 16

(b) the Depositary Nominee and the custodian or agent must execute a written agreement setting out the terms and conditions in relation to the appointment of the custodian or agent which provides among other things: (i) that the appointment of the custodian or agent will be subject to such conditions as the Depositary Nominee may from time to time determine, and the Depositary Nominee may delegate to and confer upon the appointed custodian or agent any authorities, powers and discretions as the Depositary Nominee sees fit; (ii) a representation from the custodian or agent to the Depositary Nominee that it has the skill, facilities, capacity and staff to carry out the duties of a custodian or agent; (iii) a representation that the custodian or agent agrees to follow any proper instructions or communications from the Depositary Nominee or any relevant regulatory authority in relation to the transfer, disposal or remittance of the Relevant Property; (iv) for such other matters that by law are required to be specified in the written agreement between the Depositary Nominee and the custodian or agent; (c) any consideration or fees applying to the provision of custodian or agency services under this Rule 13.5A will be deducted from the Relevant Property by the custodian or agent (or as otherwise determined in accordance with the relevant custody or agency agreement referred to in this Rule 13.5A); and (d) where the Depositary Nominee appoints a custodian or agent in accordance with this clause 13.5A, the exercise of that power does not involve on the part of the Depositary Nominee: (i) incurring any personal liability in connection with that exercise or its consequences unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default; and (ii) any breach of duty or trust whatsoever unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default. Introduced 17/03/08 13.6 CORPORATE ACTIONS IN RELATION TO PRINCIPAL FINANCIAL PRODUCTS OTHER THAN GOVERNMENT BONDS 13.6.1 Application of Rules The purpose of the following Rules is to ensure that, to the extent permitted by the laws of the Principal Issuer’s jurisdiction of incorporation, the benefit of all Corporate Actions of a Principal Issuer will enure to the benefit of the relevant Holders of CDIs as if they were Holders of the corresponding Principal Financial Products, where Principal Financial Products are held by a Depositary Nominee under these Rules. This Rule 13.6 does not apply to Principal Financial Products that are Government Bonds. ASX Settlement Operating Rules 5 December 2019 Section 13 Page 17

Introduced 11/03/04 Origin SCH 3A.6.1 Amended 06/06/05, 17/03/08, 21/05/13 13.6.2 Distribution of Dividends to Holders of CDIs If CDIs in respect of a class of Principal Financial Products are approved under Rule 13.2, the Principal Issuer must distribute any dividend declared in respect of the corresponding Principal Financial Products to Holders of CDIs based on relevant Cum Entitlement Balances as at End of Day on the Record Date for the dividend in proportions as determined by the Transmutation Ratio. Introduced 11/03/04 Origin SCH 3A.6.2 Amended 06/06/05 13.6.3 Direction and Acknowledgment by Depositary Nominee For the purposes of: (a) the Principal Issuer's constitution; and (b) all laws governing the entitlement to dividends of a Depositary Nominee of the Principal Issuer, the Depositary Nominee is taken to have directed the Principal Issuer to distribute any dividend, that would otherwise be payable to it under the Principal Issuer's constitution, in accordance with these Rules. Introduced 11/03/04 Origin SCH 3A.6.3 13.6.4 Discharge of Principal Issuer's obligation to pay dividend to Depositary Nominee A Depositary Nominee for a Principal Issuer acknowledges that distribution of a dividend in accordance with these Rules discharges the Principal Issuer's obligation to pay the dividend to the Depositary Nominee. Introduced 11/03/04 Origin SCH 3A.6.4 13.6.5 Payment by Depositary Interest Issuer Rules 13.6.2, 13.6.3 and 13.6.4 apply in respect of a DI as if a reference to “dividend” is a reference to any distribution or payment, whether principal, premium or interest, as defined in the offering memorandum in respect of the Principal Financial Products. Introduced 11/03/04 Origin SCH 3A.6.4A 13.6.6 Payment Obligations Where a DI Issuer makes a payment pursuant to Rule 13.6.2, that payment must be made to all Holders of DIs as soon as reasonably practicable. Introduced 11/03/04 Origin SCH 3A.6.4B Amended 04/04/05 13.6.7 Corporate Actions (a) Subject to paragraph (d), if CDIs in respect of a class of Principal Financial Products are approved under Rule 13.2, the Principal Issuer must administer all Corporate Actions that result in: ASX Settlement Operating Rules 5 December 2019 Section 13 Page 18

(i) the Issue of additional or replacement Financial Products in respect of the Principal Financial Products; or (ii) the cancellation, buy back or other reduction in number by whatever means of the Principal Financial Products (whether in whole or part), as if each Holder of CDIs with respect to the Depositary Nominee's Holding is a Holder of a corresponding number of Principal Financial Products, so that the Holding of each Holder of CDIs is adjusted as a result of the Corporate Action (whether by issuing additional or replacement CDIs to Holders of CDIs, or by cancelling or otherwise reducing the number of CDIs in the existing Holdings of Holders of CDIs, as the case may be) based on relevant Cum Entitlement Balances as at End of Day on the Record Date for the Corporate Action on the same terms as would otherwise have applied if the Holders of CDIs were Holders of the Principal Financial Products. (b) If the benefits conferred in the Corporate Action are additional or replacement Financial Products as described in paragraph (a)(i), the Principal Issuer must ensure that those Financial Products are vested in the Depositary Nominee as Holder of the Principal Financial Products and the benefits are distributed to Holders of CDIs in the form of CDIs corresponding to those Principal Financial Products. (c) The Principal Issuer must ensure that the benefit of Corporate Actions is conferred on Holders of CDIs in proportions determined by the Transmutation Ratio. (d) If: (i) the laws of the Principal Issuer’s jurisdiction of incorporation do not permit the Principal Issuer to administer a Corporate Action as if each Holder of CDIs with respect to the Depositary Nominee's Holding is the Holder of a corresponding number of Principal Financial Products in the manner described in paragraph (a); and (ii) the Principal Issuer has: (A) so notified ASX Settlement in writing; (B) given ASX Settlement: a. written details of an alternative proposal (“Alternative Proposal”) under which the number of Principal Financial Products held by the Depositary Nominee (when adjusted in accordance with the Alternative Proposal), combined with any other benefits (if any) to be conferred on the Depositary Nominee pursuant to the Alternative Proposal (such as cash), will result in each CDI Holder being placed as nearly as practicable in the same economic position as a result of the Corporate Action as if the Principal Issuer had administered the Corporate Action in the manner described in paragraph (a); or ASX Settlement Operating Rules 5 December 2019 Section 13 Page 19

b. if the laws of the Principal Issuer’s jurisdiction of incorporation require the Corporate Action, so far as it concerns the Depositary Nominee and the Holders of CDIs with respect to the Depositary Nominee’s Holding, to be administered having regard only to the Depositary Nominee’s holding of Principal Financial Products at that time, to the exclusion of all other considerations, and such laws do not admit of any alternative proposal under which the interests of Holders of CDIs with respect to the Depositary Nominee’s Holding may be taken into account (including, without limitation, by the payment of cash consideration in lieu of any additional CDIs to which the Holders of CDIs would have been entitled if the Principal Issuer had administered the Corporate Action in the manner described in paragraph (a)), a statement to that effect (“Statement”); (C) provided an undertaking to ASX Settlement that it has disclosed the details of the Corporate Action (including details of any Alternative Proposal or Statement, as applicable) to Holders of CDIs in accordance with all applicable laws; and (D) provided to ASX Settlement any additional information or documents which ASX Settlement requests for the purpose of evaluating the Corporate Action (as it affects CDI Holders) and the Alternative Proposal or Statement (as applicable) including, without limitation, a legal opinion satisfactory to ASX Settlement confirming the matters referred to in paragraph (d)(i) and such other matters related to the Corporate Action and the Alternative Proposal or Statement (as applicable) as ASX Settlement in its discretion may nominate; and (iii) ASX Settlement has confirmed in writing its acceptance of the Alternative Proposal or Statement (as applicable), the Principal Issuer must ensure that: (iv) the Corporate Action is administered in accordance with the Alternative Proposal or Statement (as applicable); and (v) the Holding of each Holder of CDIs is adjusted as a result of the Corporate Action accordingly. For the purpose of evaluating the Corporate Action (as it affects CDI Holders) and the Alternative Proposal or Statement (as applicable), and in confirming its acceptance of the Alternative Proposal or Statement (as applicable), ASX Settlement relies and is entitled to rely on all information, opinions and other documents provided to it by the Principal Issuer. By confirming its acceptance ASX Settlement Operating Rules 5 December 2019 Section 13 Page 20

of the Alternative Proposal or Statement (as applicable), ASX Settlement does not and shall not be taken for any purpose to: (vi) endorse, promote or otherwise support the Alternative Proposal or Statement; (vii) express any view about the merits or the correctness of the legal and factual basis of the Alternative Proposal or Statement or any other matter connected with them; or (viii) accept any liability in connection with the Corporate Action, Alternative Proposal or Statement. For the purposes of this Rule 13.6.7, “Corporate Action” includes (but is not limited to) bonus issues, rights issues, mergers and reconstructions (including any action taken by a Principal Issuer to reduce (or that will have the effect of reducing) the number of Principal Financial Products held by a Depositary Nominee). Introduced 11/03/04 Origin SCH 3A.6.5 Amended 06/06/05, 17/03/08, 04/03/13 13.6.8 Dividend Reinvestment and Bonus Share Plans If CDIs in respect of a class of Principal Financial Products are approved under Rule 13.2, the Principal Issuer must, in relation to any dividend investment scheme or bonus share plan in respect of those Principal Financial Products: (a) make available to Holders of CDIs, based on relevant Cum Entitlement Balances as at End of Day on the Record Date for determining entitlements, all benefits and entitlements arising under the dividend reinvestment scheme or bonus share plan, as the case requires; (b) distribute all benefits and entitlements arising under the dividend reinvestment scheme or bonus share plan, as the case requires, to Holders of CDIs in proportions determined by the Transmutation Ratio; (c) ensure that any right under such a plan to elect to receive financial products rather than cash is exercised by Holders of CDIs rather than the Depositary Nominee; and (d) if a Holder of CDIs elects to receive financial products, issue Principal Financial Products to the Depositary Nominee and distribute corresponding CDIs to the Holder of CDIs. Introduced 11/03/04 Origin SCH 3A.6.6 Amended 06/06/05 13.6.9 Exercise of Holder rights If CDIs in respect of a class of Principal Financial Products are approved under Rule 13.2, the Depositary Nominee must exercise any rights vested in it as the Holder of the Principal Financial Products under any law (including any right to institute legal proceedings as a holder of Financial Products), in accordance with: (a) any direction given by a Holder of CDIs; or ASX Settlement Operating Rules 5 December 2019 Section 13 Page 21

(b) any direction of Holders of CDIs given by ordinary resolution at a meeting of Holders of CDIs. Introduced 11/03/04 Origin SCH 3A.6.7 Amended 06/06/05 13.6.10 Fractional Entitlements (a) Subject to paragraph (b), if a Corporate Action would give Holders of CDIs a fractional entitlement to additional or replacement Principal Financial Products (if they held Principal Financial Products directly), the Principal Issuer must ensure that: (i) the number of additional or replacement Principal Financial Products issued to the Depositary Nominee is calculated as if each Holder of CDIs with respect to the Depositary Nominee’s Holding is a Holder of a corresponding number of Principal Financial Products; and (ii) Holders of CDIs receive additional or replacement CDIs reflecting the entitlements so calculated. (b) If: (i) the laws of the Principal Issuer’s jurisdiction of incorporation do not permit the Principal Issuer to calculate the number of additional or replacement Principal Financial Products issued to the Depositary Nominee in the manner described in paragraph (a)(i) and to ensure that Holders of CDIs receive additional or replacement CDIs reflecting the entitlements so calculated; and (ii) the Principal Issuer has: (A) so notified ASX Settlement in writing; (B) given ASX Settlement: a. written details of an alternative proposal (“Alternative Proposal”) under which the number of additional or replacement Principal Financial Products issued to the Depositary Nominee, combined with any other benefits (if any) to be conferred on the Depositary Nominee pursuant to the Alternative Proposal (such as cash), will result in each CDI Holder receiving as nearly as practicable the same economic benefit as a result of the Corporate Action as if the number of additional or replacement Principal Financial Products issued to the Depositary Nominee had been calculated in the manner described in paragraph (a)(i) and the Principal Issuer had ensured that Holders of CDIs received additional or replacement CDIs reflecting the entitlements so calculated; or ASX Settlement Operating Rules 5 December 2019 Section 13 Page 22

b. if the laws of the Principal Issuer’s jurisdiction of incorporation require the number of additional or replacement Principal Financial Products issued to the Depositary Nominee to be calculated having regard only to the Depositary Nominee’s holding of Principal Financial Products at that time, to the exclusion of all other considerations, and such laws do not admit of any alternative proposal under which the interests of Holders of CDIs with respect to the Depositary Nominee's Holding may be taken into account (including, without limitation, by the payment of cash consideration in lieu of such additional or replacement CDIs as the Holders of CDIs would have received if the number of additional or replacement Principal Financial Products issued to the Depositary Nominee had been calculated in the manner described in paragraph (a)(i)), a statement to that effect (“Statement”); (C) provided an undertaking to ASX Settlement that it has disclosed the details of the Corporate Action (including details of any Alternative Proposal or Statement, as applicable) to Holders of CDIs in accordance with all applicable laws; and (D) provided to ASX Settlement any additional information or documents which ASX Settlement requests for the purpose of evaluating the Corporate Action (as it affects CDI Holders) and the Alternative Proposal or Statement (as applicable) including, without limitation, a legal opinion satisfactory to ASX Settlement confirming the matters referred to in paragraph (b)(i) and such other matters related to the Corporate Action and the Alternative Proposal or Statement (as applicable) as ASX Settlement in its discretion may nominate; and (iii) ASX Settlement has confirmed in writing its acceptance of the Alternative Proposal or Statement (as applicable), the Principal Issuer must ensure that: (iv) the number of additional or replacement Principal Financial Products issued to the Depositary Nominee is calculated in accordance with the Alternative Proposal or Statement (as applicable); and (v) Holders of CDIs receive additional or replacement CDIs reflecting the entitlements so calculated. For the purpose of evaluating the Corporate Action (as it affects CDI Holders) and the Alternative Proposal or Statement (as applicable), and in confirming its acceptance of the Alternative Proposal or Statement (as applicable), ASX Settlement relies and is entitled to rely on all information, opinions and other ASX Settlement Operating Rules 5 December 2019 Section 13 Page 23

documents provided to it by the Principal Issuer. By confirming its acceptance of the Alternative Proposal or Statement (as applicable), ASX Settlement does not and shall not be taken for any purpose to: (vi) endorse, promote or otherwise support the Alternative Proposal or Statement; (vii) express any view about the merits or the correctness of the legal and factual basis of the Alternative Proposal or Statement or any other matter connected with them; or (viii) accept any liability in connection with the Corporate Action, Alternative Proposal or Statement. For the purposes of this Rule 13.6.10, “Corporate Action” includes (but is not limited to) bonus issues, rights issues, mergers and reconstructions (including any action taken by a Principal Issuer to reduce (or that will have the effect of reducing) the number of Principal Financial Products held by a Depositary Nominee). Introduced 11/03/04 Origin SCH 3A.6.8 Amended 06/06/05, 17/03/08 13.6.10A Disposal of surplus Principal Financial Products If: (a) the Depositary Nominee receives Principal Financial Products in connection with a Corporate Action; and (b) following receipt of the Principal Financial Products, the Depositary Nominee’s Holding of Principal Financial Products exceeds the aggregate of each CDI Holder’s entitlement to a whole number of Principal Financial Products, the Depositary Nominee must sell such surplus Principal Financial Products and distribute the proceeds of sale (less transaction costs) to Holders of CDIs in proportion to their respective Holdings. Introduced 17/03/08 13.6.11 General Direction and Acknowledgment by Depositary Nominee A Depositary Nominee for a Principal Issuer: (a) is taken to have directed the Principal Issuer to administer all Corporate Actions of the Principal Issuer in the manner provided in these Rules; and (b) acknowledges that compliance with these Rules discharges the Principal Issuer's obligation to make the benefit of a Corporate Action available to the Depositary Nominee. Introduced 11/03/04 Origin SCH 3A.6.9, 3A.6.10 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 24

13.6.12 Transmutations of Financial Products and associated Entitlements Where, during an ex-period for a Corporate Action, Principal Financial Products under Rules 13.1 to 13.13 are Transmuted in order to give effect to a transfer of those Principal Financial Products, the transmutation of those Principal Financial Products must be effected together with any associated Entitlement. Introduced 11/03/04 Origin SCH 3A.6.11 Amended 06/06/05 13.6.13 Divestment of small Holdings If CDIs in respect of a class of Principal Financial Products are approved and: (a) in accordance with the Listing Rules, a Holder of less than a specified number of Principal Financial Products can be subject to divestment or sale of those Principal Financial Products by the Principal Issuer; and (b) a Holder of CDIs would be subject to divestment or sale if it held the corresponding number of Principal Financial Products directly, the Principal Issuer may give a Notice of Divestment in accordance with Rule 5.12.2 to the Holder of CDIs. The Principal Issuer must also give a Holder of CDIs the benefit of any notice and consent procedure that may be contained in the constitution of the Principal Issuer, the Listing Rules and the rules of any financial market on which the Principal Financial Products are listed or quoted to which the Holder of CDIs would be entitled if it held the Principal Financial Products directly. Introduced 17/03/08 13.6.14 Depositary Nominee may consent to sale or divestment If the Depositary Nominee is reasonably satisfied that the Principal Issuer has complied with its obligations under Rule 13.6.13, the Depositary Nominee is authorised to consent to the sale or divestment of the number of Principal Financial Products which correspond to the Holder’s CDIs. Introduced 17/03/08 13.6.15 Principal Issuer must distribute proceeds The Principal Issuer must distribute to the Holder of CDIs any proceeds of a sale made pursuant to a notice given under Rule 13.6.13 (net of transaction costs). If the Principal Issuer is required under the laws of its jurisdiction of incorporation to distribute the net proceeds to the Depositary Nominee in its capacity as the Holder of the Principal Financial Products, the Depositary Nominee shall be taken to have directed the Principal Issuer to distribute the net proceeds to the Holder of CDIs. Upon distribution of the net proceeds to the Holder of CDIs, the Principal Issuer must cancel the Holder’s CDIs corresponding to the Principal Financial Products which have been sold. Introduced 17/03/08 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 25

13.6.16 Indemnity by Principal Issuer By giving a Notice of Divestment, a Principal Issuer indemnifies the Depositary Nominee and ASX Settlement against any loss, cost, damage, expense or liability which they may suffer or incur as a result of any sale or divestment of Principal Financial Products and the cancellation of CDIs under this Rule. Introduced 17/03/08 13.6A ENTITLEMENTS IN RELATION TO GOVERNMENT BONDS 13.6A.1 Application of Rules The purpose of the following Rules is to ensure that the benefit of all Entitlements in relation to Principal Financial Products that are Government Bonds will enure to the benefit of the relevant Holders of CDIs as if they were Holders of the corresponding Principal Financial Products, where Principal Financial Products are registered in the name of a Depositary Nominee or its nominee under these Rules. This Rule 13.6A applies only to Principal Financial Products that are Government Bonds. Introduced 21/05/13 13.6A.2 Direction by Depositary Nominee For the purpose of the terms of issue of Principal Financial Products that are Government Bonds approved under Rule 13.2 and all laws governing the Entitlements of a Depositary Nominee for a Principal Issuer, the Depositary Nominee is taken to have directed the Principal Issuer to pay any Entitlements that would otherwise be payable to the Depositary Nominee in accordance with these Rules. Introduced 21/05/13 13.6A.3 Payment of Entitlements to Holders of Government Bond CDIs. If CDIs in respect of Principal Financial Products that are Government Bonds are approved under Rule 13.2, the Principal Issuer must pay or cause payment of any Entitlements payable in respect of the Government Bonds to Holders of the relevant Government Bond Depositary Interests in proportions as determined by the Transmutation Ratio. Introduced 21/05/13 13.6A.4 Discharge of Principal Issuer's obligation to pay to Depositary Nominee A Depositary Nominee for a Principal Issuer acknowledges that payment of Entitlements relating to Government Bond Depositary Interests in accordance with these Rules discharges any obligation the Principal Issuer may have to pay the Entitlements to the Depositary Nominee. Introduced 21/05/13 13.6A.5 Liability of Depositary Nominee A Depositary Nominee has no liability to: ASX Settlement Operating Rules 5 December 2019 Section 13 Page 26

(a) a Government Bond Issuer; (b) Holders of Government Bond Depositary Interests; or (c) any person claiming an interest in a Government Bond or Government Bond Depositary Interest, unless it acts in bad faith, negligently or in breach of these Rules. For the avoidance of doubt and without limiting the foregoing: (d) A Depositary Nominee has no liability to pass to any person a better interest in any Financial Product than it has. (e) A Depositary Nominee has no liability as an Issuer in relation to Entitlements in respect of a Government Bond. It is acknowledged that the Government Bond Issuer is responsible for the payment of all Entitlements in respect of a Government Bond and Government Bond Depositary Interest. Introduced 21/05/13 13.6B DISCLOSURE 13.6B.1 No disclosure obligation A Depositary Nominee has no obligation to provide a disclosure document in respect of Government Bonds or Government Bond Depositary Interests, unless the Depositary Nominee is required to provide an information statement under section 1020AI of the Corporations Act 2001. Introduced 21/05/13 13.7 TAKEOVERS For the avoidance of doubt, this Rule 13.7 does not apply in relation to Principal Financial Products that are Government Bonds. Introduced 21/05/13 13.7.1 Depositary Nominee to accept only if authorised by Holders of CDIs If a takeover offer in respect of Principal Financial Products is received by a Depositary Nominee, the Depositary Nominee must not accept the offer except to the extent that acceptance is authorised by Holders of CDIs with respect to the Principal Financial Products under these Rules. Introduced 11/03/04 Origin SCH 3A.7.1 Amended 06/06/05 13.7.2 Acceptance with respect to Holders of CDIs on CHESS Subregister If: (a) Principal Financial Products are held by a Depositary Nominee; and ASX Settlement Operating Rules 5 December 2019 Section 13 Page 27

(b) the corresponding CDIs are held on a CHESS Subregister, then the provisions of the Rules governing the processing of takeover acceptances of Financial Products held on a CHESS Subregister apply as if the CDIs were Financial Products of a listed public company and the Depositary Nominee must accept a takeover offer with respect to Principal Financial Products which it holds if and to the extent to which acceptances are received and processed pursuant to the Rules. Introduced 11/03/04 Origin SCH 3A.7.2 Amended 06/06/05 13.7.3 Acceptance with respect to Holders of CDIs on Issuer-Sponsored Subregister If: (a) Principal Financial Products are held by a Depositary Nominee; and (b) corresponding CDIs are held on the Issuer Sponsored Subregister, then the Depositary Nominee must: (c) as soon as possible after the date of receipt of the takeover offer from the offeror, send to each Holder of CDIs registered on the CDI Register at the date of the offer, copies of the offer documentation, together with any other documents sent to target holders of the Principal Financial Products; and (d) ensure that the offer documentation sent to Holders of CDIs includes a Notice in a form acceptable to ASX Settlement in accordance with the Procedures. Introduced 11/03/04 Origin SCH 3A.7.3 Amended 06/06/05, 04/03/13 13.7.4 Processing of acceptances from Holders of CDIs Where the provisions of Rule 13.7.3 apply, the Depositary Nominee must ensure that: (a) the offeror receives and processes acceptances from Holders of CDIs or appoints a receiving agent in Australia to receive and process acceptances with respect to Holders of CDIs on the Issuer Sponsored Subregister; and (b) either the offeror or the offeror's receiving agent provides the Depositary Nominee with a clear statement of the number of Principal Financial Products held by the Depositary Nominee with respect to which acceptances of Holders of CDIs have been received, in sufficient time to enable the Depositary Nominee to lodge a valid acceptance of the offer with the offeror as holder of the Principal Financial Products. Introduced 11/03/04 Origin SCH 3A.7.4 13.7.5 Liability of Depositary Nominee The Depositary Nominee has no liability to: (a) the Principal Issuer; (b) Holders of Principal Financial Products; ASX Settlement Operating Rules 5 December 2019 Section 13 Page 28

(c) Holders of CDIs; (d) any person claiming an interest in Principal Financial Products or CDIs; or (e) the takeover offeror, with respect to lodging or not lodging takeover acceptances for the whole or any part of its Holding of Principal Financial Products unless it: (f) acts contrary to a statement of a receiving agent given under Rule 13.7.4(b) or contrary to the information supplied to it by ASX Settlement regarding takeover acceptances with respect to Holdings on the CHESS Subregister for the CDIs; (g) acts negligently or in breach of these Rules; or (h) negligently fails to lodge the acceptance or acceptances before the close of the offer period. Introduced 11/03/04 Origin SCH 3A.7.5 Amended 06/06/05 13.8 VOTING ARRANGEMENTS 13.8.1 Interpretation For the purposes of Rule 13.8, “constitution of a Principal Issuer” means: (a) in respect of a share, constitution as defined in the Corporations Act; or (b) in respect of a Financial Product other than a share, the document or legislation which creates the right for a holder of Financial Products to attend and vote at meetings of holders of Financial Products of that class and to appoint proxies in respect of that voting. For the avoidance of doubt, this rule 13.8 does not apply in relation to Principal Financial Products that are Government Bonds. Introduced 11/03/04 Origin SCH 3A.1.3 Amended 21/05/13 13.8.2 Principal Issuer to notify Holders of CDIs If a meeting is convened of Holders of a class of Principal Financial Products vested in a Depositary Nominee for a Principal Issuer, the Principal Issuer must give a Notice of the meeting to each Holder of CDIs at the same time as Notice of the meeting is sent to Holders of the Principal Financial Products. For the purposes of this Rule 13.8.2, a Principal Issuer may give a Notice of the meeting to a Holder of CDIs in any manner provided for in the Corporations Act. Note: this Rule 13.8.2 is intended to cover the means by which a notice of meeting may be given under section 249J of the Corporations Act. Introduced 11/03/04 Origin SCH 3A.8.1 Amended 18/12/06 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 29

13.8.3 Holders of CDIs may give Directions to Depositary Nominee Subject to Rule 13.8.8, the Depositary Nominee must appoint two proxies even if under the constitution of the Principal Issuer, a Depositary Nominee has a right to: (a) appoint more than one proxy for the purpose of voting at a meeting of the Principal Issuer; and (b) cast different proxy votes for different parts of the Holding. Introduced 11/03/04 Origin SCH 3A.8.2 13.8.4 Proxies to indicate results of resolution One of the two proxies so appointed in accordance with Rule 13.8.3 must indicate the number of Principal Financial Products in favour of the resolution described in the proxy, and the second proxy must indicate the number of Principal Financial Products against the resolution described in the proxy. Introduced 11/03/04 Origin SCH 3A.8.3 Amended 06/06/05 13.8.5 Determining the number of Financial Products for each proxy The manner in which the number of Principal Financial Products is determined for each proxy is by: (a) taking the number of CDIs in favour of the resolution; (b) taking the number of CDIs against the resolution; (c) applying the transmutation ratio to those CDIs; and (d) entering the resultant number of Principal Financial Products on the appropriate proxy. Introduced 11/03/04 Origin SCH 3A.8.4 Amended 06/06/05 13.8.6 Depositary Nominee appointing a single proxy If under the constitution of the Principal Issuer, a Depositary Nominee can only appoint a single proxy, the Depositary Nominee must: (a) (b) take the number of CDIs in favour of the resolution; take the number of CDIs against the resolution; (c) (d) determine the net voting position either in favour of or against the resolution; apply the transmutation ratio to those CDIs; and (e) accordingly enter the resultant number of Principal Financial Products on the proxy. Introduced 11/03/04 Origin SCH 3A.8.5 Amended 06/060/05 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 30

13.8.7 Voting instructions by Depositary Nominee Where the appointed proxy or proxies are required to vote on multiple resolutions, the Depositary Nominee must instruct the proxy or proxies to vote in such manner as will in the reasonable opinion of the Depositary Nominee best represent the wishes of the majority of Holders of CDIs. Introduced 11/03/04 Origin SCH 3A.8.5A 13.8.8 Depositary Nominee to appoint Holders of CDIs as proxy The Depositary Nominee must appoint a Holder of CDIs or a person nominated by a Holder of CDIs as its proxy for the purpose of attending and voting at a meeting of the Principal Issuer where: (a) the constitution of the Principal Issuer allows the Depositary Nominee to appoint Holders of CDIs or a person nominated by a Holder of CDIs as its proxy; and (b) the Holder of CDIs has informed the Principal Issuer that the Holder wishes to nominate another person to be appointed as the Depositary Nominee’s proxy. Introduced 11/03/04 Origin SCH 3A.8.1 13.8.9 Principal Issuer must notify Holders of CDIs of their Rights The Principal Issuer must: (a) include with the Notice of meeting given under Rule 13.8.2 a Notice in a form acceptable to ASX Settlement in accordance with the Procedures; and (b) make appropriate arrangements to: (i) collect and process any directions by Holders of CDIs; (ii) provide the Depositary Nominee with a report in writing that clearly shows how the Depositary Nominee must exercise its right to vote by proxy at the meeting, in sufficient time to enable the Depositary Nominee to lodge a proxy for the meeting; and (iii) where a Holder of CDIs, or a person nominated by a Holder of CDIs, is to be appointed the Depositary Nominee’s proxy in accordance with Rule 13.8.8, collect and process all relevant proxy forms in sufficient time to enable the Depositary Nominee to lodge a proxy or proxies for the meeting. Introduced 11/03/04 Origin SCH 3A.8.6 Amended 18/12/06 13.8.10 Depositary Nominee to call for a poll To the extent that it is able to do so, the Depositary Nominee must make or join in any demand for a poll in respect of any matter at a meeting of the Principal Issuer in accordance with any report in writing supplied by the Principal Issuer under Rule 13.8.9(b)(ii). ASX Settlement Operating Rules 5 December 2019 Section 13 Page 31

Introduced 11/03/04 Origin SCH 3A.8.7 13.8.11 Meetings of Holders of CDIs If it is necessary or appropriate for a meeting of Holders of CDIs to be convened for any purpose, including a purpose specified in these Rules: (a) the meeting may be convened by the directors or other governing body, as the case requires, of the Principal Issuer to which the CDIs relate, or in any other manner in which a meeting of holders of Financial Products of the Principal Issuer may be convened under the law of the place of formation of the Principal Issuer; (b) the rights of Holders of CDIs to appoint a proxy, to vote on a show of hands, to call for a poll and vote on a poll must be determined as if the meeting were a meeting of holders of Financial Products of the Principal Issuer; (c) the requirements for Notice of the meeting and the rules and procedures for a meeting of Holders of CDIs must be the requirements, rules and procedures that would apply to a meeting of holders of Financial Products of the Principal Issuer. Introduced 11/03/04 Origin SCH 3A.8.8 Amended 21/05/13 13.8.12 Liability of Depositary Nominees The Depositary Nominee has no liability to: (a) the Principal Issuer; (b) Holders of Principal Financial Products; (c) Holders of CDIs; or (d) any person claiming an interest in Principal Financial Products or CDIs, with respect to any conduct or omission of the Depositary Nominee at or connected with a meeting of Holders of Financial Products of a Principal Issuer, unless the Depositary Nominee: (e) acts contrary to a report of the Principal Issuer given under Rule 13.8.9(b)(ii); (f) acts negligently or in breach of these Rules; or (g) negligently fails to vote or lodge forms of proxy before the close of the period within which proxies for the meeting may be lodged. Introduced 11/03/04 Origin SCH 3A.8.9 ASX Settlement Operating Rules 5 December 2019 Section 13 Page 32

13.9 SPECIFIC MODIFICATIONS TO RULES 13.9.1 Modifications The following modifications are made to the Rules in respect of the operation of Section 13: (a) Rule 8.1 does not apply. (b) Rule 8.2.1(a) is varied by the insertion of the words " or CDIs that are to be approved under Rules 13.1 to 13.13;" after Rule" 8.1". (c) Rules 8.6.4 and 8.6.5 should be read as if references to the "Commission" were references to "ASX Settlement" and references to the "Corporations Act" were references to "these Rules". (d) The provisions of Rule 8.12 are modified by the provisions of Rules 13.9.2 to 13.9.6 below. (e) Rule 5.2.1 is amended by insertion of the words "or CDIs that are to be approved under Rules 13.1 to 13.13" after "8.1" in Rule 5.2.1. (f) Rules 5.2.2 and 5.4.1 do not apply to a class of CDIs that is Approved under Rules 13.1 to 13.13. (g) Rule 5.4.2 is to be read as if the following provision is added to the end of Rule 5.4.2, "A Principal Issuer may not cease to operate its Issuer Sponsored Subregister unless ASX Settlement agrees in writing." (h) Rule 5.9 only applies where a Transfer is initiated by a Participant which has the effect of a Conversion. (i) Rules 5.13.1 and 5.13.3 are modified so that the references to "total issued capital" must be read as references to " total number of CDIs". (j) The provisions of Section 14 are taken to apply to CDIs as if the CDIs were Financial Products in an Australian listed public company and the takeover bid with respect to the Principal Financial Products was a takeover under the Corporations Act. For the avoidance of doubt, this subparagraph (j) does not apply to Principal Financial Products that are Government Bonds. (k) The provisions of Section 12 do not apply to a Government Bond Issuer that is the Australian Government. Introduced 11/03/04 Origin SCH 3A.9.1 to 3A.9.5, 3A.9.8 to 3A.9.12, 3A.9.12A to 3A.9.19 Amended 04/04/05, 06/06/05, 21/05/13 13.9.2 CDI to Principal Financial Product Transmutation A CDI to Principal Financial Product Transmutation may be initiated by a Participant only in accordance with the Procedures. Introduced 11/03/04 Origin SCH 3A.9.6.1 Amended 06/06/05, 21/05/13 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 33

13.9.3 Actions of ASX Settlement If an Originating Message Transmitted to ASX Settlement complies with Rule 13.9.2 and there are sufficient available CDIs in the Source Holding, ASX Settlement must: (a) deduct the number of CDIs specified in the Originating Message from the Source Holding; and Transmit a Message to the Principal Issuer to transfer Principal Financial Products in accordance with the Originating Message. (b) Introduced 11/03/04 Origin SCH 3A.9.6.2 Amended 04/04/05, 06/06/05 13.9.4 Principal Issuer to generate Trustee Transfer Forms If a Principal Issuer receives a Valid Message under Rule 13.9.3(b), the Principal Issuer must, within the Scheduled Time: (a) generate a Trustee Transfer Form in accordance with the Procedures; and (b) register that Transfer in the Principal Register. Introduced 11/03/04 Origin SCH 3A.9.6.3 Amended 04/04/05, 06/06/05 13.9.5 Time at which Transfer takes effect A Transfer initiated under Rule 13.9.4(a) is deemed to take effect at the time ASX Settlement deducts the number of CDIs specified in the Originating Message from the Source Holding. Introduced 11/03/04 Origin SCH 3A.9.6.4 Amended 06/06/05 13.9.6 Authority of Holder of CDI required A Participant must not transmit a Valid Originating Message which has the effect of Transmuting CDIs to Principal Financial Products without the prior authority of the Holder of CDIs. Introduced 11/03/04 Origin SCH 3A.9.6.5 13.9.7 Principal Financial Product to CDI Transmutation A Principal Financial Product to CDI Transmutation may be initiated by a Participant that: (a) lodges a properly completed document of Transfer and Certificate or Marked Transfer with the Principal Issuer within the Scheduled Time; and (b) Transmits a Valid Originating Message to ASX Settlement in accordance with the Procedures. This rule 13.9.7 applies to Principal Financial Products that are Government Bonds only in the circumstances specified in the Procedures. Introduced 11/03/04 Origin SCH 3A.9.7.1 Amended 06/06/05, 21/05/13 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 34

13.9.8 ASX Settlement to request Principal Issuer to authorise the Transmutation If an Originating Message Transmitted to ASX Settlement complies with Rule 13.9.7(b), ASX Settlement will: (a) Transmit to the Principal Issuer a Message requesting the Principal Issuer to authorise the Transmutation of Principal Financial Products to CDIs in accordance with that Originating Message; and (b) specify the Registration Details in the Message to the Issuer to enable the Issuer to validate the Registration Details, where applicable. Introduced 11/03/04 Origin SCH 3A.9.7.2 Amended 04/04/05, 06/06/05 13.9.9 Principal Issuer to process the Transfer If a Principal Issuer receives: (a) a properly completed document of Transfer and Certificate or Marked Transfer; and (b) a Valid Message under Rule 13.9.8 from ASX Settlement pursuant to an Originating Message, the Principal Issuer must, within the Scheduled Time: (c) enter the Transfer in the Principal Register; (d) Transmit a Message to ASX Settlement to Transfer the Financial Products in accordance with the Originating Message; and (e) in the case of a Message requesting the Principal Issuer to authorise a Transfer where the Transfer has the effect of a Conversion, ensure the Registration Details specified in the Message for the Target Holding match the Registration Details maintained by the Principal Issuer for the Source Holding. Introduced 11/03/04 Origin SCH 3A.9.7.3 Amended 04/04/05 13.9.10 ASX Settlement to enter Financial Products into Target Holding If ASX Settlement receives a Valid Message under Rule 13.9.9(d), ASX Settlement must enter Financial Products into the Target Holding in accordance with the Originating Message. Introduced 11/03/04 Origin SCH 3A.9.7.4 13.9.11 Conditions for Issuer's authorisation of a Transfer not met If the conditions for authorisation by the Issuer of a Transfer as stipulated in Rule 13.9.9 are not met, the Issuer must, within the Scheduled Time: (a) reject the Message; and/or ASX Settlement Operating Rules 7 March 2016 Section 13 Page 35

(b) return the properly completed document of Transfer and Certificate or Marked Transfer to the Participant that lodged it without entering the Transfer in the Principal Register, whichever is relevant. Introduced 11/03/04 Origin SCH 3A.9.7.5 Amended 09/05/05 13.9.12 Time at which Transfer takes effect A Transfer initiated under Rule 13.9.7 takes effect when both the actions described in Rule 13.9.9(c) and (d) are completed. Introduced 11/03/04 Origin SCH 3A.9.7.6 13.9.13 ASX Settlement may purge unactioned Messages If a Principal Issuer receives a Message from ASX Settlement under Rule 13.9.8 and does not respond to ASX Settlement under either Rule 13.9.9 or Rule 13.9.11 within the relevant Scheduled Time for response, ASX Settlement may purge the unactioned Message from the Settlement Facility. Introduced 09/05/05 13.10 SHUNTING BETWEEN REGISTERS 13.10.1 Shunt from DI Register to Principal Register Where a Holder gives Notice requesting that the Principal Issuer shunt all or part of a Holding of DIs into Principal Financial Products, the Principal Issuer must reduce that Holding by the number specified in the Notice and take such steps as are necessary to shunt the same number of Principal Financial Products from the relevant Segregated Account to the Approved Clearing House account nominated in the Notice, within 2 Business Days of receipt of that Notice. Introduced 11/03/04 Origin SCH 3A.10.1 Amended 07/03/16 13.10.2 Shunt from Principal Register to DI Register Where a Holder gives Notice requesting that the Principal Issuer shunt all or part of a Holding of Principal Financial Products into DIs, the Principal Issuer must take all necessary steps to shunt those Principal Financial Products to the Segregated Account and enter the same number of DIs into a Holding in accordance with the instructions given in the Notice, within 2 Business Days of receipt of that Notice. This Rule 13.10 does not apply to Principal Financial Products that are Government Bonds or to Government Bond Depositary Interests. Introduced 11/03/04 Origin SCH 3A.10.2 Amended 21/05/13, 07/03/16 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 36

13.11 TAX LAWS 13.11.1 Principal Issuer to company with Tax laws The Principal Issuer will use its best endeavours to: (a) comply with all applicable Tax laws as agent and attorney of the Depositary Nominee; (b) ensure that the Depositary Nominee complies with all applicable Tax laws; and (c) not do any act or thing which creates a Tax liability, or not omit to do any act or thing, the omission of which creates a Tax liability, which must be discharged by the Depositary Nominee, unless provision has been made for the discharge of the liability by some person other than the Depositary Nominee. The obligations of the Principal Issuer and the Depositary Nominee are subject to all relevant Tax laws. Introduced 11/03/04 Origin SCH 3A.11.1, 3A.11.2 13.12 NOTICE 13.12.1 Notice to Holders of CDI’s Any obligation to give notice to Holders of CDIs under Rules 13.1 to 13.13 must be discharged upon the Depositary Nominee giving notice to the Holder of CDIs at the address of the Holder of CDIs noted on the CDI Register. Introduced 11/03/04 Origin SCH 3A.12.1 13.13 GENERAL INDEMNITY 13.13.1 Principal Issuer to indemnify the Depositary Nominee The Principal Issuer indemnifies the Depositary Nominee against all expenses, losses, damages and costs that the Depositary Nominee may sustain or incur in connection with: (a) CDIs; (b) its capacity as holder of Principal Financial Products; (c) any act done, or required to be done, by the Principal Issuer (whether or not on behalf of the Depositary Nominee) under Rules 13.1 to 13.13 of the Rules; and (d) any act otherwise done or required to be done by the Depositary Nominee under Rules 13.1 to 13.13 of the Rules. This Rule 13.13.1 does not apply to a Government Bond Issuer. Introduced 11/03/04 Origin SCH 3A.13.1 Amended 21/05/13 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 37

13.14 APPLICATION AND SCOPE OF FDI RULES 13.14.1 Effect of Rules 13.14 to 13.29 Rules 13.14 to 13.29 only apply to, and have effect in relation to, Participating International Financial Products and FDIs. All of the Rules, to the extent that they are not inconsistent with Rules 13.14 to 13.29 have full force and effect in relation to FDIs other than as specifically modified by the provisions of these Rules 13.14 to 13.29. Note: Where Rules 13.14 to 13.29 are inconsistent with other Rules, Rules 13.14 to 13.29 must take precedence. Introduced 11/03/04 Origin SCH 3B.1.1, 3A.1.2 Amended 06/06/05 13.15 PREREQUISITES FOR SETTLEMENT OF INSTRUCTIONS IN PARTICIPATING INTERNATIONAL FINANCIAL PRODUCTS 13.15.1 Declaration of Participating International Financial Products ASX Settlement may declare a class of financial products to be Participating International Financial Products available for settlement by means of FDIs if: (a) ASX Settlement has given Notice to the Depositary Nominee of those financial products; (b) the Depositary Nominee agrees to hold the financial products on behalf of, and in accordance with its arrangements with, persons entitled to those financial products and to record FDIs on the FDI Register; (c) ASX Settlement is satisfied that the Depositary Nominee is capable of complying with Rules 13.14 to 13.29; (d) ASX Settlement is satisfied that arrangements are made for the Depositary Nominee to comply with the requirements of Rule 13.18.3 and 13.19.4; and (e) ASX Settlement is satisfied that transactions in those financial products may be settled in CHESS by means of FDIs. Introduced 11/03/04 Origin SCH 3B.2.1 Amended 10/06/04, 06/06/05 13.15.2 FDIs as Approved Financial Products Where ASX Settlement makes a declaration under Rule 13.15.1, the FDIs corresponding to those Participating International Financial Products are Approved Financial Products for the purposes of these Rules. Each FDI will correspond to one financial product in the class of Participating International Financial Products. Without limiting the effect of this Rule 13.15.2, references to Financial Products in Rules 7.1.10, 7.2.1, 7.2.2, 7.2.3, 7.2.4 and 7.2.5 include references to FDIs. Note: References to Rules 7.1.10, 7.2.1, 7.2.2, 7.2.3, 7.2.4 and 7.2.5 in this rule clarifies that the sponsorship provisions between participants and holders apply in relation to FDIs. ASX Settlement Operating Rules 7 March 2016 Section 13 Page 38

Introduced 11/03/04 Origin SCH 3B.2.2, 3A.2.3 Amended 06/06/05 13.15.3 Effective date of approval of FDIs Where ASX Settlement makes a declaration under Rule 13.15.1, the effective date of approval of FDIs corresponding to the Participating International Financial Products will be the date ASX Settlement notifies the Depositary Nominee of the approval. Introduced 11/03/04 Origin SCH 3B.2.4 Amended 10/06/04, 06/06/05 13.15.4 FDIs as Approved Financial Products – transitional provision From the date on which this Rule 13.15.4 comes into effect, all FDIs corresponding to a class of previously approved Participating International Financial Products will be taken to be Approved Financial Products. Introduced 06/06/05 13.16 VESTING OF TITLE OR OTHER INTERESTS IN THE DEPOSITARY NOMINEE 13.16.1 Vesting arrangements A Depositary Nominee must make arrangements for the vesting in the Depositary Nominee of either: (a) Title to Participating International Financial Products; or (b) an Other Interest in Participating International Financial Products (in which case, “Title” in these Rules 13.14 to 13.29 includes a reference to such Other Interest). Introduced 11/03/04 Origin SCH 3B.3.1 13.16.2 Recording FDIs on the FDI Register Subject to Rule 13.24.2, if pursuant to arrangements to which Rule 13.16.1 applies, Title to Participating International Financial Products vests in the Depositary Nominee, the Depositary Nominee must, as soon as reasonably practicable: (a) give Notice to ASX Settlement that Title to the Participating International Financial Products has vested in the Depositary Nominee; and (b) record: (i) the number of FDIs corresponding to the Participating International Financial Products on the FDI Register; and (ii) the information required to be recorded under these Rules in such manner as to identify each Holder of the FDIs on the FDI Register. Introduced 11/03/04 Origin SCH 3B.3.2 Amended 04/04/05 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 39

13.16.3 Transfers of Participating International Financial Products If a Holder of FDIs, in accordance with its arrangements with a Depositary Nominee, transfers Participating International Financial Products corresponding to the FDIs, then the Depositary Nominee must as soon as reasonably practicable: (a) cause Title to the quantity of the Participating International Financial Products to be transferred in accordance with the arrangements with the Holder of FDIs; (b) remove the number of FDIs corresponding to the Participating International Financial Products and if the transfer is for the total number of FDIs for that Holder the name of the Holder from the FDI Register; and give notice to the Holder of FDIs that the transfer of Participating International Financial Products has been effected. (c) Subject to Rule 13.19.5, in effecting a transfer of Participating International Financial Products or a Transmutation of FDIs to Participating International Financial Products, the Depositary Nominee may use any Participating International Financial Products of the same issuer and class in respect of which Title is vested in it from time to time and may acquire other Participating International Financial Products of the same issuer and class for the purpose of discharging its obligations to the Holders of FDIs from time to time. Introduced 11/03/04 Origin SCH 3B.3.3.1, 3B.3.3.2 Amended 04/04/05 13.16.4 Receipt of non Participating International Financial Products If the Depositary Nominee receives financial products that are not Participating International Financial Products, it must: (a) not record FDIs corresponding to those financial products on the FDI Register unless those financial products are declared to be Participating International Financial Products under Rule 13.15; and transfer the financial products to the person entitled to those financial products or to its designated agent or nominee. (b) Introduced 11/03/04 Origin SCH 3B.3.3.4 Amended 06/06/05 13.16.5 Disposal of non Participating International Financial Products If, after reasonable endeavours, the Depositary Nominee is unable to effect a transfer under Rule 13.16.4 to the person entitled to those financial products or its designated agent or nominee, the Depositary Nominee is entitled to dispose of the financial products and distribute the net proceeds to that person. Introduced 11/03/04 Origin SCH 3B.3.3.5 Amended 06/06/05 13.17 TRANSMUTATION 13.17.1 Transmutation of Participating International Financial Products to FDIs A person who holds Title to Participating International Financial Products may give Notice to the Depositary Nominee requesting the Transmutation of a quantity of those ASX Settlement Operating Rules 7 March 2016 Section 13 Page 40

Participating International Financial Products to FDIs. The Notice must be accompanied by documents evidencing Title to the Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.4.1.1 13.17.2 Actions of Depositary Nominee Subject to Rule 13.24.2, on receipt of such Notice under Rule 13.17.1 and corresponding documents, the Depositary Nominee must as soon as reasonably practicable: (a) cause Title to the quantity of Participating International Financial Products specified in the Notice to be vested in the Depositary Nominee; record: (b) (i) the FDIs corresponding to the Participating International Financial Products on the FDI Register; and (ii) the information required to be recorded under these Rules in such manner as to identify each Holder of FDIs on the FDI Register; and (c) give Notice to the person that the Transmutation has been effected. Introduced 11/03/04 Origin SCH 3B.4.1.2 Amended 10/06/04 13.17.3 Transmutation of FDIs to Participating International Financial Products A Holder of FDIs may give Notice to the Depositary Nominee, requesting the Transmutation of a quantity of those FDIs to the corresponding Participating International Financial Products. The Notice must be accompanied by sufficient instructions to enable the Depositary Nominee to transfer the Participating International Financial Products to the Holder of FDIs or its designated agent or nominee. Introduced 11/03/04 Origin SCH 3B.4.2.1 13.17.4 Actions of Depositary Nominee On receipt of such Notice and instructions, the Depositary Nominee must within as soon as reasonably practicable: (a) cause Title to the quantity of the Participating International Financial Products specified in the Notice to be vested in the Holder of FDIs or its designated agent or nominee; remove the number of FDIs corresponding to the Participating International Financial Products and if the Notice is for the total number of FDIs for that Holder the name of the Holder from the FDI Register; and give notice to the Holder of FDIs that the Transmutation has been effected. (b) (c) Introduced 11/03/04 Origin SCH 3B.4.2.2 Amended 04/04/05 13.17.5 Participant may initiate a Transmutation on behalf of a person A Participant that is authorised by a person to do so, may Transmute Participating International Financial Products to FDIs or FDIs to Participating International Financial ASX Settlement Operating Rules 7 March 2016 Section 13 Page 41

Products on behalf of the person in any circumstance where a Transmutation by that person is permitted under these Rules. Introduced 11/03/04 Origin SCH 3B.4.3 13.17.6 Transmutation by Depositary Nominee If, in accordance with its arrangements with a Holder of FDIs, a Depositary Nominee has a right to Transmute FDIs to Participating International Financial Products other than in accordance with this Rule 13.17 then it must: (a) 3 Business Days prior to effecting the Transmutation, send a Notice to the Holder of FDIs; (b) as soon as reasonably practicable, cause Title to the quantity of Participating International Financial Products specified in the Notice to be vested in the Holder or its designated agent or nominee; (c) remove the number of FDIs corresponding to the Participating International Financial Products and if the Notice is for the total number of FDIs the name of the Holder from the FDI Register; and (d) give Notice to the Holder that the Transmutation has been effected in accordance with this Rule 13.17.6. Introduced 11/03/04 Origin SCH 3B.4.4 Amended 04/04/05 13.18 CONSEQUENCES OF VESTING TITLE IN THE DEPOSITARY NOMINEE 13.18.1 Trust for Holders of FDIs When Title to Participating International Financial Products is vested in a Depositary Nominee under these Rules, all right, title and interest in those Participating International Financial Products is held by the Depositary Nominee subject to the right of any person identified, in accordance with these Rules, as a Holder of FDIs in respect of those Participating International Financial Products to receive all direct economic benefits and any other entitlements in relation to those Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.5.1 Amended 17/03/08 13.18.2 Identification of Holders of FDIs For the purposes of Rule 13.18.1, a person is (subject to any subsequent disposition) entitled to all direct economic benefits and any other entitlements in relation to Participating International Financial Products vested in a Depositary Nominee under these Rules if: (a) in accordance with these Rules, the Depositary Nominee has recorded the person in the FDI Register as the Holder of FDIs for the corresponding Participating International Financial Products; ASX Settlement Operating Rules 7 March 2016 Section 13 Page 42

(b) in accordance with Rule 13.16.2, the person is entitled to be registered as the Holder of FDIs for the corresponding Participating International Financial Products (in which case, a reference to “Holder” in these Rules 13.14 to 13.29 includes a reference to such persons); or (c) under Rules 13.17.1 and 13.17.2, the person is the former holder of Participating International Financial Products to which the FDIs relate, or that person’s designated agent or nominee (in which case, a reference to “Holder” in these Rules 13.14 to 13.29 includes a reference to such persons). Introduced 11/03/04 Origin SCH 3B.5.2 13.18.3 Immobilisation of Participating International Financial Products A Depositary Nominee that holds Participating International Financial Products under these Rules must: (a) where a Certificate is issued as evidence of Title to those Participating International Financial Products, make arrangements satisfactory to ASX Settlement for any Certificate representing its holding of Participating International Financial Products to be held by the Depositary Nominee or another person for safe keeping; (b) where the Participating International Financial Products are held on account in or through an Approved Clearing House, ensure that a Segregated Account is maintained in respect of those Participating International Financial Products; (c) not dispose of any of those Participating International Financial Products unless authorised by these Rules; and (d) subject to Rule 13.18.4, not create any interest (including a security interest) which is inconsistent with the Title of the Depositary Nominee to the Participating International Financial Products and the interests of the Holders of FDIs in respect of the Participating International Financial Products unless authorised by these Rules. Introduced 11/03/04 Origin SCH 3B.5.3 13.18.4 Approved Clearing House Security Interests A Depositary Nominee is permitted to enter into any arrangement with an Approved Clearing House (or custodian or a nominee in relation to holdings in that Approved Clearing House) including, without limitation, where that arrangement involves the creation of an interest (including a security interest) affecting the Title of the Depositary Nominee to the Participating International Financial Products provided that: (a) the circumstances in which the interest arises relate to the ordinary and usual activities of the Approved Clearing House, custodian or nominee in connection with the Participating International Financial Products; and (b) the interest arises only in circumstances where the Depositary Nominee has failed to perform an obligation under the terms of its arrangements with the Approved Clearing House, the custodian or nominee. ASX Settlement Operating Rules 7 March 2016 Section 13 Page 43

Introduced 11/03/04 Origin SCH 3B.5.4 13.19 REGISTERS AND PROCESSING OF TRANSMUTATIONS AND TRANSFERS 13.19.1 FDIs not transferable An FDI is a record of the beneficial interest or Other Interest of the Holder of FDIs in the corresponding Participating International Financial Products. FDIs cannot be assigned or transferred by the Holder of FDIs to any other person except for the purposes of recording interests in FDIs in accordance with these Rules. Introduced 11/03/04 Origin SCH 3B.6.1.1 13.19.2 Transfers of FDIs only recognised and registered for recording interests under these Rules The Depositary Nominee must not recognise transfers of FDIs or register transfers in the FDI Register except for the purposes of recording interests in FDIs in accordance with these Rules. A transfer of Participating International Financial Products vested in the Depositary Nominee will not be recognised by the Depositary Nominee except in accordance with these Rules. Note: This means, transfers can only be effected in connection with the purchase or sale of Participating International Financial Products. A change of Controlling Participant in relation to an FDI Holding without a change in beneficial or other interest in the Participating International Financial Product does not constitute a Transfer. Introduced 11/03/04 Origin SCH 3B.6.1.2, 3B.6.1.3 13.19.3 No right to deal with the Issuer of Participating International Financial Products Registration of a Holder of FDIs on the FDI Register does not create any right in a Holder, its designated agent or nominee to deal with an issuer of Participating International Financial Products, except to the extent that such a right arises by a holding of a beneficial interest or Other Interest in Participating International Financial Products following a transfer under Rule 13.16.3 or a Transmutation. Introduced 11/03/04 Origin SCH 3B.6.2 13.19.4 FDI Register A Depositary Nominee, in which Title to Participating International Financial Products is vested under these Rules, must establish and maintain an FDI Register in Australia. The manner of the establishment and maintenance of the FDI Register is set out in the Procedures. The FDI Register must be a CHESS Subregister and the whole of the register for FDIs. Introduced 11/03/04 Origin SCH 3B.6.3 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 44

13.19.5 FDI Register must reconcile to Participating International Financial Products The Depositary Nominee must ensure at all times that the total number of FDIs on the FDI Register reconciles to the total number of Participating International Financial Products in which Title is vested in the Depositary Nominee. Introduced 11/03/04 Origin SCH 3B.6.4 13.19.6 Right of inspection of FDI Register The Depositary Nominee must make the FDI Register available for inspection to the same extent and in the same manner as if that register were a register of members of an Australian listed public company. Introduced 11/03/04 Origin SCH 3B.6.5 13.19.7 Third Party Provider as Agent If a Depositary Nominee employs or retains a Third Party Provider to establish and maintain an FDI Register then, for the purposes of these Rules, the Third Party Provider is taken to perform those services as the agent of the Depositary Nominee. Introduced 11/03/04 Origin SCH 3B.6.6 Amended 06/06/05 13.19.8 Delegation of Powers The Depositary Nominee may, in writing: (a) delegate its powers to any person for any period; (b) at its discretion, revoke any such delegation; and (c) exercise or concur in exercising any power despite the Depositary Nominee or a delegate of the Depositary Nominee having a direct or personal interest in the mode or result of the exercise of that power. Introduced 11/03/04 Origin SCH 3B.6.7 13.19.9 Indemnity If a Depositary Nominee or its Third Party Provider registers a Holder of FDIs, or effects a Transmutation of Participating International Financial Products to FDIs or FDIs to Participating International Financial Products other than in accordance with these Rules, it indemnifies: (a) ASX Settlement; (b) the beneficial owner of the Participating International Financial Products; and (c) each Participant; against all losses, damages, costs and expenses that they or any of them may suffer or incur as a result of the registration of the Holder of FDIs or the Transmutation of Participating International Financial Products to FDIs or FDIs to Participating ASX Settlement Operating Rules 7 March 2016 Section 13 Page 45

International Financial Products not being authorised by the beneficial owner of the Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.6.8 13.19.10 Depositary Nominee not to interfere in Transmutation Unless otherwise permitted under these Rules, a Depositary Nominee must not refuse or fail to give effect to or otherwise interfere with the processing and registration of: (a) a Transmutation of Participating International Financial Products to FDIs; (b) a Transmutation of FDIs to Participating International Financial Products; or (c) a transfer of Participating International Financial Products in accordance with Rule 13.16.3. Introduced 11/03/04 Origin SCH 3B.6.9 13.19.11 No Notice of interests by persons that are not Holders of FDIs For the purposes of all relevant Australian and foreign laws, neither ASX Settlement nor any Depositary Nominee is affected by actual, implied or constructive notice of any interest in FDIs or Participating International Financial Products unless the person is a Holder of FDIs or entitled to be a Holder of FDIs in accordance with these Rules. Introduced 11/03/04 Origin SCH 3B.6.10 13.19.12 Dealings with Holders of FDIs A Depositary Nominee may deal with the Holder of FDIs as if, for all purposes, the Holder of FDIs is the absolute beneficial owner of the Participating International Financial Products to which the FDIs relate, without any liability whatsoever to any other person who asserts an interest in the FDIs or in the Participating International Financial Products to which the FDIs relate. Introduced 11/03/04 Origin SCH 3B.6.11 13.19A TERMINATION OF FDI HOLDING BY THE DEPOSITARY NOMINEE 13.19A.1 Termination of trust over Participating International Financial Products If approval of FDIs in respect of a class of Participating International Financial Products is revoked by ASX Settlement, the Depositary Nominee may, by resolution of its board of directors, revoke the trust under which it holds the Participating International Financial Products on a date specified in the resolution. The Depositary Nominee must notify the affected Holders of FDIs of the revocation in accordance with the Procedures. From the date of revocation specified in the resolution: (a) the Depositary Nominee holds the Participating International Financial Products and any other relevant property on trust for distribution to each Holder of FDIs and otherwise on the same terms as far as practicable as it held ASX Settlement Operating Rules 7 March 2016 Section 13 Page 46

the Participating International Financial Products and other relevant property before such revocation of trust; (b) the Depositary Nominee may, in its absolute discretion, continue to hold on trust the Participating International Financial Products and any other relevant property for any period determined by the Depositary Nominee instead of distributing that property to the Holder of FDIs and, in doing so, the Depositary Nominee will not be liable for any loss, cost, damage or expense suffered by the Holder of FDIs (except where such loss, cost, damage or expense is directly caused by the Depositary Nominee’s actual fraud or dishonesty); and (c) the Depositary Nominee may appoint a custodian or agent (including the Principal Issuer) for the purpose of holding Participating International Financial Products and any other relevant property (including, without limitation, net proceeds referred to in Rule 13.19A.2(c)) or performing any of its duties relating to the distribution or holding of property or for any other purpose for which a trustee may appoint an agent. Introduced 17/03/08 13.19A.2 Distribution of Participating International Financial Products and power of sale If a Depositary Nominee revokes the trust under which it holds a class of Participating International Financial Products in accordance with Rule 13.19A.1: (a) the Depositary Nominee may, in its absolute discretion, notify the affected Holders of FDIs in accordance with the Procedures of a procedure by which the Participating International Financial Products and any other relevant property will be distributed to Holders; (b) subject to any law or rule of any financial market where the Participating International Financial Products are listed or quoted, the Depositary Nominee may enter into arrangements with the issuer of the Participating International Financial Products for the purpose of assisting the Depositary Nominee to distribute the Participating International Financial Products and any other relevant property to Holders of FDIs in accordance with the procedure notified by the Depositary Nominee; (c) if the Depositary Nominee, after taking any steps specified in the Procedures, has been unable to distribute the Participating International Financial Products and any other relevant property to a Holder of FDIs, then the Depositary Nominee may sell the Participating International Financial Products and any other relevant property and hold the net proceeds on trust for distribution to the Holder of FDIs and may, after any period specified by law for holding unclaimed moneys, remit those monies to a regulatory authority in accordance with relevant law; and (d) where the Depositary Nominee has incurred any fees or expenses as a result of entering into arrangements with the issuer of Participating International Financial Products for the purposes of this Rule 13.19A, the Depositary Nominee is entitled to apportion the fees and expenses among Holders of FDIs on a fair and equitable basis and deduct from the Participating International Financial ASX Settlement Operating Rules 7 March 2016 Section 13 Page 47

Products and any other relevant property held sufficient to reimburse the Depositary Nominee for such fees and expenses. Introduced 17/03/08 13.19A.3 Exercise of power of sale In exercising the power of sale in Rule 13.19A.2, the Depositary Nominee may do any of the following: (a) sell, dispose of, transfer or otherwise deal with the Participating International Financial Products and any other relevant property to any person including without limitation to an associate of any of the issuer of the Participating International Financial Products, the Holder of FDIs or the Depositary Nominee; (b) effect any sale by a single contract or in separate lots or parcels or in any other manner that the Depositary Nominee may in its absolute discretion think fit, with power to the Depositary Nominee to apportion the sale price and all costs, expenses, purchase money and fees between the Participating International Financial Products so dealt with, provided the apportionment is fair and equitable; (c) subject to any contrary rule of law or equity, allow a purchaser of the Participating International Financial Products any time for payment of the whole or any part of the purchase money either with interest at any rate or without interest and either upon the security of the property sold or any part or upon any other security or without any security and the conditions of sale may include such special conditions as the Depositary Nominee may in its absolute discretion think fit; (d) receive and retain the proceeds of any sale and issue receipts in respect of such proceeds; or (e) sign deeds of sale with respect to the sale of any Principal Financial Product and any other relevant property, execute any other documents, and do any other thing (including without limitation dealing on behalf of the Holder with the issuer of Participating International Financial Products for the purpose of registering the Participating International Financial Products in the name of the Depositary Nominee or in the name of any other person) as may be convenient or required to exercise any of the powers of the Depositary Nominee in this Rule 13.19A or to transfer the rights of such Participating International Financial Products or any other relevant property. Introduced 17/03/08 13.19A.4 Limitation of liability If a Depositary Nominee exercises the power of sale in accordance with this Rule 13.19A, the exercise of that power does not involve on the part of the Depositary Nominee: ASX Settlement Operating Rules 7 March 2016 Section 13 Page 48

(a) incurring any personal liability in connection with that exercise or its consequences unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default; and (b) any breach of duty or trust whatsoever, unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default. Introduced 17/03/08 13.19A.5 Appointment of custodian or agent If the Depositary Nominee appoints a custodian or agent in accordance with this Rule 13.19A, the following will apply to such appointment: (a) the Depositary Nominee may in its absolute discretion appoint one or more persons whom the Depositary Nominee determines to be properly qualified to act as the custodian or agent in respect of the Participating International Financial Products and any other relevant property (including, without limitation, net proceeds referred to in Rule 13.19A.2(c)) (“Relevant Property”); the Depositary Nominee and the custodian or agent must execute a written agreement setting out the terms and conditions in relation to the appointment of the custodian or agent which provides among other things: (b) (i) that the appointment of the custodian or agent will be subject to such conditions as the Depositary Nominee may from time to time determine, and the Depositary Nominee may delegate to and confer upon the appointed custodian or agent any authorities, powers and discretions as the Depositary Nominee sees fit; (ii) a representation from the custodian or agent to the Depositary Nominee that it has the skill, facilities, capacity and staff to carry out the duties of a custodian or agent; (iii) a representation that the custodian or agent agrees to follow any proper instructions or communications from the Depositary Nominee or any relevant regulatory authority in relation to the transfer, disposal or remittance of the Relevant Property; (iv) for such other matters that by law are required to be specified in the written agreement between the Depositary Nominee and the custodian or agent; (c) any consideration or fees applying to the provision of custodian or agency services under this Rule 13.19A will be deducted from the Relevant Property by the custodian or agent (or as otherwise determined in accordance with the relevant custody or agency agreement referred to in this Rule 13.19A); and where the Depositary Nominee appoints a custodian or agent in accordance with this clause 13.19A, the exercise of that power does not involve on the part of the Depositary Nominee: (d) ASX Settlement Operating Rules 7 March 2016 Section 13 Page 49

(i) incurring any personal liability in connection with that exercise or its consequences unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default; and (ii) any breach of duty or trust whatsoever unless it is committed, made or omitted in bad faith or as a result of negligence or wilful default. Introduced 17/03/08 13.20 CORPORATE ACTIONS 13.20.1 Application of Rules The purpose of the following Rules is to ensure that the benefit of Corporate Actions affecting Participating International Financial Products will enure to the benefit of the relevant Holders of FDIs on the Entitlement Date as if they were holders of the corresponding Participating International Financial Products held by a Depositary Nominee under these Rules. Introduced 11/03/04 Origin SCH 3B.7.1 13.20.2 Entitlement Date The Entitlement Date in respect of FDIs must correspond, as nearly as possible, to the record date in the relevant foreign jurisdiction (or such other term that is used in the foreign jurisdiction being the date used to identify the person entitled to the benefit of a Corporate Action). Introduced 11/03/04 Origin SCH 3B.7.2 13.20.3 Distribution of dividends or other distributions to Holders of FDIs If any dividend or other distribution or other payment is declared, or is otherwise owing in accordance with the terms of issue of the Participating International Financial Products, and is received by the Depositary Nominee, then the Depositary Nominee must: (a) receive the dividend, distribution or payment on trust for Holders of FDIs; and (b) where the relevant dividend, distribution or payment is paid wholly or partly in cash, distribute that cash to Holders of FDIs based on the Entitlement Date and otherwise deal with the dividend in accordance with Rule 13.20.6. Introduced 11/03/04 Origin SCH 3B.7.3 13.20.4 Direction by Depositary Nominee If permissible under the rules of the issuer of the Participating International Financial Products or the relevant foreign jurisdiction, the Depositary Nominee may direct the issuer of the Participating International Financial Products or another person to distribute any dividend, distribution or payment that would otherwise be payable to the Depositary Nominee, in accordance with these Rules and the payment to Holders of FDIs in accordance with such direction will discharge the obligation of the Depositary Nominee to distribute the dividend, distribution or payment under Rule 13.20.3. ASX Settlement Operating Rules 7 March 2016 Section 13 Page 50

Introduced 11/03/04 Origin SCH 3B.7.4 13.20.5 Payment Obligations Where a Depositary Nominee makes a payment pursuant to this Rule 13.20, that payment must be made to all Holders of FDIs as soon as reasonably practicable after the payment of cleared funds to the Depositary Nominee. Introduced 11/03/04 Origin SCH 3B.7.5 Amended 04/04/05 13.20.6 Non-elective Corporate Actions If a Corporate Action is declared in respect of the Participating International Financial Products (including for example, a bonus issue, rights issue, merger and reconstruction), the Depositary Nominee must: (a) where the benefits conferred are additional or replacement Participating International Financial Products: (i) ensure Title to those Participating International Financial Products is vested in the Depositary Nominee; (ii) record additional or replacement FDIs in the FDI Register in the name of Holders of FDIs based on the Entitlement Date on the same terms as would otherwise have applied if the Holders of FDIs were holders of the Participating International Financial Products; (b) subject to any arrangements with Holders of FDIs, where the benefits conferred are other financial products (that are not Participating International Financial Products), rights or property, arrange for those benefits to be sold and the proceeds distributed to Holders of FDIs based on the Entitlement Date; (c) where the benefit conferred is a cash payment (including for example, a cash return of share capital), distribute the proceeds to Holders of FDIs based on the Entitlement Date. Introduced 11/03/04 Origin SCH 3B.7.6 13.20.7 Elective Corporate Actions If the Depositary Nominee receives an offer to subscribe for or otherwise acquire additional Participating International Financial Products or other financial products in its capacity as holder of the Participating International Financial Products, it is not obliged to take any action at all, including notifying the Holders of FDIs of that offer, responding in any way to the offer or, if it is renounceable, by disposing of it. Nothing in this Rule 13.20.7 prevents the Depositary Nominee from entering into an arrangement with Holders of FDIs whereby the benefit of an elective Corporate Action may be made available to the Holder of FDIs including an arrangement contemplated by Rule 13.20.9. Introduced 11/03/04 Origin SCH 3B.7.7 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 51

13.20.8 Dividend reinvestment plans or bonus share plans The Depositary Nominee has no obligation to accept or participate in any dividend or other distribution reinvestment plan or bonus share plan on behalf of any Holder of FDIs. Nothing in this Rule 13.20.8 prevents the Depositary Nominee from entering into an arrangement with Holders of FDIs whereby the benefit of a dividend, or other distribution, reinvestment plan or bonus share plan may be made available to the Holder of FDIs including an arrangement contemplated by Rule 13.20.9. Introduced 11/03/04 Origin SCH 3B.7.8 13.20.9 Exercise of Rights of Holders of FDIs To the extent the Depositary Nominee agrees to exercise any rights in relation to the Participating International Financial Products under any law (including any right to institute legal proceedings as a holder of Participating International Financial Products), the Depositary Nominee must act in accordance with: (a) any instruction or other direction given or taken to be given by a Holder of FDIs in accordance with the arrangements with the Depositary Nominee; or (b) any direction of Holders of FDIs given by ordinary resolution at a meeting of Holders of FDIs convened in accordance with these Rules. If the Depositary Nominee does not have any instructions or directions from Holders of FDIs, it may take any reasonable action in relation to an elective Corporate Action to confer the benefit of the offer on Holders of FDIs according to Rule 13.20.6, provided that such action does not incur any additional liability to Holders of FDIs. Introduced 11/03/04 Origin SCH 3B.7.9.1, 3B.7.9.2 13.20.10 Fractional entitlements If, because of the number of Participating International Financial Products received by the Depositary Nominee as a result of a Corporate Action, a Holder of FDIs would have a fractional entitlement to additional or replacement FDIs, the Depositary Nominee must: (a) round down the entitlement of the Holder to the nearest whole FDI; (b) as soon as reasonably practicable, arrange for any surplus Participating International Financial Products to be sold; and (c) distribute the proceeds to the Holder of FDIs or its designated nominee or agent in accordance with the arrangements between the Depositary Nominee and the Holder. Introduced 11/03/04 Origin SCH 3B.7.10.1 Amended 04/04/05 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 52

13.20.11 Actions by Depositary Nominee in arranging for sale of Participating International Financial Products In arranging for the sale of Participating International Financial Products pursuant to Rule 13.20.10 and this Rule 13.20.11, the Depositary Nominee: (a) may aggregate the surplus fractional Participating International Financial Products to which the Holder and all other Holders of FDIs may be entitled; and (b) arrange for the sale of those aggregated Participating International Financial Products, remitting the proceeds of sale to the Holder or its designated nominee or agent pro rata, in accordance with the arrangements between the Depositary Nominee and the Holders. Without limitation, the arrangements between the Depositary Nominee and the Holders may provide for the proceeds to be remitted to a designated nominee or agent of the Holder based on the pro rata aggregated entitlement of all Holders for which that designated nominee or agent acts from time to time. Note: The designated nominee or agent of the Holder could, for example, be the Holder’s Market Participant, or some other third party such as a nominated charity. Introduced 11/03/04 Origin SCH 3B.7.10.2 13.20.12 Discharge of Depositary Nominee’s obligations Compliance with these Rules discharges the Depositary Nominee’s obligation to make the benefit of a Corporate Action available to the Holder of FDIs. Without limitation, the sale of surplus Participating International Financial Products and distribution of proceeds to a Holder or its designated nominee or agent in accordance with Rules 13.20.10 and 13.20.11 discharges any obligation of the Depositary Nominee to issue FDIs or distribute proceeds to Holders in accordance with these Rules or otherwise. Introduced 11/03/04 Origin SCH 3B.7.11 13.20.13 Processing of Corporate Actions Unless otherwise agreed with the Depositary Nominee, ASX Settlement must not process any Corporate Action in relation to the Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.7.12.1 13.20.14 Adjustments to outstanding Instructions ASX Settlement may make adjustments to outstanding Instructions to reflect Corporate Actions in any Participating International Financial Products. Note: Adjustments to outstanding Instructions under this Rule will be undertaken by ASX Settlement through diary adjustments based on the Entitlement Date for the relevant Corporate Action notified by the Depositary Nominee. Introduced 11/03/04 Origin SCH 3B.7.12.2 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 53

13.21 TAKEOVERS 13.21.1 No obligation on the Depositary Nominee If a takeover bid is made or announced for all or any of the Participating International Financial Products, the Depositary Nominee has no obligation to do anything in respect of the takeover bid including providing any information or document it receives in connection with that takeover bid to any Holder of FDIs and must not accept the bid except to the extent that acceptance is authorised by Holders of FDIs. Introduced 11/03/04 Origin SCH 3B.8.1 13.21.2 Acceptance on behalf of Holders of FDIs Where the Depositary Nominee agrees to act on behalf of Holders of FDIs to accept any takeover bid, it must: (a) within 5 Business Days after the date of receipt of any documentation relating to the takeover bid from the bidder, send or cause to be sent to each Holder of FDIs registered on the FDI Register corresponding to the date of the bid, copies of the bid documentation, together with any other documents sent to target holders of the Participating International Financial Products; and (b) ensure that the offer documentation sent to Holders of FDIs includes a Notice in a form satisfactory to ASX Settlement in accordance with the Procedures. Introduced 11/03/04 Origin SCH 3B.8.2, 04/03/13 13.21.3 Liability of Depositary Nominee If Rule 13.21.2 applies, the Depositary Nominee has no liability to: (a) the issuer of the Participating International Financial Products; (b) beneficial owners of Participating International Financial Products; (c) Holders of FDIs; (d) any person claiming an interest in Participating International Financial Products or FDIs; or (e) the bidder, with respect to lodging or not lodging takeover acceptances for the whole or any part of the Participating International Financial Products unless it: (f) acts contrary to a report of a receiving agent or other record of acceptances by Holders of FDIs; (g) acts negligently or in breach of these Rules; or (h) negligently fails to lodge the acceptance or acceptances before the close of the offer period. Introduced 11/03/04 Origin SCH 3B.8.3 Amended 06/06/05 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 54

13.21.4 Compulsory acquisition of Participating International Financial Products If the Participating International Financial Products are compulsorily acquired under a takeover bid, then the Depositary Nominee must: (a) (i) where the consideration is paid wholly or partly in cash, distribute that payment to Holders of FDIs; (ii) subject to any arrangements with Holders of FDIs, where the consideration is received in other financial products, rights, property or other benefits, the Depositary Nominee must dispose of those benefits and distribute the proceeds to Holders of FDIs; and (b) as soon as reasonably practicable, remove the name of the Holder and the number of FDIs corresponding to the Participating International Financial Products from the FDI Register. Introduced 11/03/04 Origin SCH 3B.8.4 Amended 04/04/05 13.22 VOTING ARRANGEMENTS 13.22.1 Depositary Nominee not obliged to notify Holders of FDIs A Depositary Nominee is not obliged to notify Holders of FDIs of any meeting of holders of Participating International Financial Products. The Depositary Nominee is not obliged but may, from time to time, arrange for Holders of FDIs to be provided with copies of any financial statements, annual reports, notices of meetings or any other documents concerning the Participating International Financial Products which are ordinarily sent to holders of the Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.9.1 13.22.2 Depositary Nominee not obliged to vote on behalf of Holders of FDIs The Depositary Nominee is not obliged to notify, or to exercise on behalf of Holders of FDIs, any voting entitlements in respect of the Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.9.2 13.22.3 Procedure for exercising voting entitlements Where the Depositary Nominee agrees to exercise on behalf of Holders of FDIs any voting entitlements in respect of the Participating International Financial Products, the Depositary Nominee must only act upon instructions received in accordance with Rules 13.22.4 to 13.22.12. Introduced 11/03/04 Origin SCH 3B.9.3 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 55

13.22.4 Depositary Nominee to notify Holders of FDIs of meeting If a meeting is convened of holders of Participating International Financial Products vested in a Depositary Nominee, the Depositary Nominee must send a notice of the meeting to each Holder of FDIs at the address recorded in the FDI Register as soon as reasonably practicable after it receives such notice. Introduced 11/03/04 Origin SCH 3B.9.4 13.22.5 Holders of FDIs may give Directions to Depositary Nominee If a Depositary Nominee has a right to: (a) appoint more than one proxy for the purpose of voting at a meeting; and (b) cast different proxy votes for different parts of the holding of Participating International Financial Products, the Depositary Nominee must appoint two proxies. Introduced 11/03/04 Origin SCH 3B.9.5 13.22.6 Proxies to indicate results of resolution One of the two proxies so appointed in accordance with Rule 13.22.5 must indicate the number of Participating International Financial Products in favour of the resolution described in the proxy, and the second proxy must indicate the number of Participating International Financial Products against the resolution described in the proxy. Introduced 11/03/04 Origin SCH 3B.9.6 13.22.7 Determining the number of Participating International Financial Products for each proxy The manner in which the number of Participating International Financial Products is determined for each proxy is by: (a) taking the number of FDIs in favour of the resolution; (b) taking the number of FDIs against the resolution; and (c) entering the resultant number of Participating International Financial Products on the appropriate proxy. Introduced 11/03/04 Origin SCH 3B.9.7 Amended 06/06/05 13.22.8 Depositary Nominee appointing a single proxy If the Depositary Nominee can only appoint a single proxy, the Depositary Nominee must: (a) take the number of FDIs in favour of the resolution; (b) take the number of FDIs against the resolution; ASX Settlement Operating Rules 7 March 2016 Section 13 Page 56

(c) determine the net voting position either in favour of, or against the resolution; and (d) enter the resultant number of Participating International Financial Products on the proxy. Introduced 11/03/04 Origin SCH 3B.9.8 13.22.9 Voting instructions by Depositary Nominee Where the appointed proxy or proxies are required to vote on multiple resolutions, the Depositary Nominee must instruct the proxy or proxies to vote in such manner as will, in the reasonable opinion of the Depositary Nominee, best represent the wishes of the majority of Holders of FDIs. Introduced 11/03/04 Origin SCH 3B.9.9 13.22.10 Depositary Nominee must notify Holders of FDIs of their rights The Depositary Nominee must: (a) include with the notice of meeting distributed under Rule 13.22.4 a Notice in a form acceptable to ASX Settlement in accordance with the Procedures; and (b) make appropriate arrangements whereby the Depositary Nominee or its receiving agent will: (i) collect and process any directions by Holders of FDIs; and (ii) provide the Depositary Nominee with a report in writing that clearly shows how the Depositary Nominee must exercise its right to vote by proxy at the meeting, in sufficient time to enable the Depositary Nominee to lodge a proxy for the meeting. Introduced 11/03/04 Origin SCH 3B.9.10 13.22.11 Depositary Nominee may call for a poll To the extent that it is able to do so, the Depositary Nominee may make or join in any demand for a poll in respect of any matter at a meeting of the issuer of Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.9.11 13.22.12 Meetings of Holders of FDIs If it is necessary or appropriate for a meeting of Holders of FDIs to be convened for any purpose, including a purpose specified in these Rules, then the Depositary Nominee must convene a meeting according to the rules and procedures that would otherwise apply to a meeting of members of an Australian listed public company as if the FDIs were shares of that company. Introduced 11/03/04 Origin SCH 3B.9.12 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 57

13.22.13 Liability of Depositary Nominee The Depositary Nominee has no liability to Holders of FDIs or any person claiming an interest in the Participating International Financial Products or FDIs, with respect to any conduct or omission of the Depositary Nominee at or connected with a meeting of holders of Participating International Financial Products, unless the Depositary Nominee: (a) acts contrary to a report given under Rule 13.22.10; (b) acts negligently or in breach of these Rules; or (c) negligently fails to vote or lodge forms of proxy before the close of the period within which proxies for the meeting may be lodged. Introduced 11/03/04 Origin SCH 3B.9.13 13.23 DEPOSITARY NOMINEE DEALING IN PARTICIPATING INTERNATIONAL FINANCIAL PRODUCTS 13.23.1 Right of Depositary Nominee to deal in Participating International Financial Products The Depositary Nominee must ensure that it does not deal in the Participating International Financial Products except in accordance with these Rules 13.14 to 13.29. Introduced 11/03/04 Origin SCH 3B.10.1 13.23.2 Depositary Nominee to acquire Participating International Financial Products If, as a result of a Depositary Nominee dealing in Participating International Financial Products in accordance with these Rules, the number of Participating International Financial Products vested in the Depositary Nominee is less than the total number of corresponding FDIs on the FDI Register, then the Depositary Nominee must immediately make arrangements to acquire more Participating International Financial Products and ensure that Title to those Participating International Financial Products is vested in the Depositary Nominee in order that the requirements of Rule 13.19.5 are satisfied. Introduced 11/03/04 Origin SCH 3B.10.2 13.23.3 Depositary Nominee not to hold Participating International Financial Products beneficially A Depositary Nominee must not hold any Participating International Financial Products beneficially and any Participating International Financial Products in respect of which Title is vested in the Depositary Nominee must be held for the benefit of either: (a) a Holder of FDIs in accordance with these Rules; or (b) another person. Introduced 11/03/04 Origin SCH 3B.10.3 ASX Settlement Operating Rules 7 March 2016 Section 13 Page 58

13.24 SUSPENSION OF TRANSMUTATION AND RECORDING OF FDIs 13.24.1 Depositary Nominee may give a suspension notice A Depositary Nominee may in accordance with arrangements between the Depositary Nominee and Holders of FDIs, from time to time notify such Holders that it will for the period of time specified in the notice: (a) not affect a Transmutation of Participating International Financial Products to FDIs; and/or (b) not record FDIs on the FDI Register in respect of Participating International Financial Products in respect of which Title is vested in the Depositary Nominee. This is a Suspension Notice. Introduced 11/03/04 Origin SCH 3B.11.1 13.24.2 Certain obligations of Depositary Nominee cease to apply The obligation of a Depositary Nominee to record FDIs on the FDI Register in accordance with Rule 13.16.2 and/or to affect a Transmutation of Participating International Financial Products to FDIs in accordance with Rule 13.17 ceases to apply for the period stated in the Suspension Notice. A Suspension Notice cannot state any continuous period of greater than one month and/or in any calendar year cannot operate for a period of greater than four months. Introduced 11/03/04 Origin SCH 3B.11.2 13.24.3 Dealing with Participating International Financial Products during a suspension period During any period in which Rule 13.24.2 operates as a result of giving of a Suspension Notice, if any Participating International Financial Products are vested in the Depositary Nominee during the suspension period it must deal with those financial products, in accordance with Rule 13.16.4, as if they were not Participating International Financial Products and FDIs corresponding to those Participating International Financial Products will be considered to be not approved during the suspension period. Introduced 11/03/04 Origin SCH 3B.11.3 Amended 06/06/05 13.25 TAX LAWS 13.25.1 Depositary Nominee to company with Tax laws The Depositary Nominee: (a) must use its best endeavours to comply with all applicable Tax laws; and (b) may, and if obliged by law must, deduct or withhold from any cash dividend or distribution payment otherwise owing to a Holder of FDIs such amount of Tax as required or permitted by law. ASX Settlement Operating Rules 7 March 2016 Section 13 Page 59

The obligations of the Depositary Nominee are subject to all relevant Tax laws. Introduced 11/03/04 Origin SCH 3B.12.1 to 3B.12.3 13.26 NOTICE 13.26.1 Notice to Holders of FDI’s Any obligation to give a Notice to Holders of FDIs under Rules 13.14 to 13.29 is discharged upon the Depositary Nominee giving Notice to the Holder of FDIs at the address of the Holder of FDIs noted on the FDI Register. Introduced 11/03/04 Origin SCH 3B.13.1 13.27 GENERAL INDEMNITY 13.27.1 Holder of FDI to indemnify Depositary Nominee A Holder of FDIs indemnifies the Depositary Nominee against all expenses, losses, damages and costs that the Depositary Nominee may sustain or incur in connection with: (a) the recording of that Holder’s interest in FDIs; (b) its capacity as holder of Participating International Financial Products for that Holder; and (c) any act done or required to be done by the Depositary Nominee under Rules 13.14 to 13.29 for that Holder, provided in each case the Depositary Nominee has acted in accordance with the Rules and the arrangements between the Holder and the Depositary Nominee. Introduced 11/03/04 Origin SCH 3B.14.1 13.27.2 Set-off, deduction or withholding of moneys by Depositary Nominee A Depositary Nominee may set-off, deduct or withhold any moneys which it may be or become liable to pay to the Holder under these Rules or otherwise in relation to FDIs or Participating International Financial Products, against any moneys which the Holder may be or become liable to pay to the Depositary Nominee under these Rules (including, ASX Settlement Operating Rules 7 March 2016 Section 13 Page 60

without limitation, this indemnity) or otherwise in relation to FDIs or Participating International Financial Products. Introduced 11/03/04 Origin SCH 3B.14.2 13.28 ASX SETTLEMENT APPROVAL REQUIRED FOR RTGS SETTLEMENT 13.28.1 FDI’s not eligible for RTGS Neither Participating International Financial Products nor corresponding FDIs are eligible to be settled in RTGS except with approval of ASX Settlement. Introduced 11/03/04 Origin SCH 3B.15 13.29 CHANGE IN CONTROLLING PARTICIPANT 13.29.1 Participants not party to ASX World Link Agreement A Participant which is not a party to the ASX World Link Agreement, may sponsor an FDI Holding. When that Participant sends a Message in CHESS which results in that Participant becoming the Controlling Participant of FDIs, it acknowledges that it has read the Terms and Conditions for FDI Controlling Participants and agrees to be bound by those terms and conditions from the time of sending such CHESS Message. Introduced 11/03/04 Origin SCH 3B.16.1 13.29.2 Terms and Conditions for FDI Controlling Participants The Terms and Conditions for FDI Controlling Participants do not form part of the Rules but ASX Settlement may from time to time notify Participants of those Terms and Conditions. Note: The Terms and Conditions for FDI Controlling Participants and other material relevant to those Terms and Conditions is available on the ASX World Link Website. Those Terms and Conditions are in addition to the CHESS Sponsorship arrangements set out in section 7 of the Rules. Introduced 11/03/04 Origin SCH 3B.16.2 End of Document ASX Settlement Operating Rules 7 March 2016 Section 13 Page 61